UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

Key Energy Services, Inc.

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date & Time:	Meeting Place:	Record Date:
Wednesday May 1, 2019 8:00 a.m. Central Time	The Four Seasons Hotel Houston 1300 Lamar Street Houston, Texas 77010	March 4, 2019

To the Stockholders of Key Energy Services, Inc.:
Notice is hereby given that the 2019 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, of Key Energy Services, Inc., which we refer to as the Company, will be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010, on Wednesday, May 1, 2019 at 8:00 a.m. (Central Time). At the Annual Meeting, we will ask you to consider and take action on the following matters:
(1)
To elect four directors to serve until the 2020 Annual Meeting Stockholders;

(2)
To approve our 2019 Equity and Cash Incentive Plan;

(3)
To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year;

(4)
To approve, on an advisory basis, the compensation of our own named executive officers as disclosed in these materials;

(5)
To approve, on an advisory basis, the frequency of the named executive officer compensation advisory vote; and

(6)
To transact such other business as may properly come before the meeting or any adjournment thereof.

Each outstanding share of the Company’s Common Stock (NYSE: KEG) entitles the owner of record at the close of business on March 4, 2019, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal executive offices at 1301 McKinney St., Suite 1800, Houston, Texas 77010. This list will also be available at the Annual Meeting.
We are pleased to take advantage of the rule of the U.S. Securities and Exchange Commission that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting. Accordingly, beginning on or about March 15, 2019, we will mail each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote online or request paper copies.
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING AND TO HELP US ENSURE A QUORUM AT THE ANNUAL MEETING. YOU MAY NONETHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO VOTE. YOU MAY VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED IN THIS PROXY

STATEMENT OR, IF YOU ELECTED TO RECEIVE PRINTED VERSIONS OF THE MATERIALS, BY SIGNING, DATING AND RETURNING THE ENCLOSED PAPER PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY REVOKE YOUR PROXY.
ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.
By Order of the Board of Directors,
Robert J. Saltiel
President and Chief Executive Officer
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Houston, Texas
March 15, 2019

i

ii

KEY ENERGY SERVICES, INC.
1301 McKinney Street, Suite 1800
Houston, Texas 770101

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors (the “Board of Directors” or the “Board”) of Key Energy Services, Inc. (the “Company”) requests your proxy for the 2019 Annual Meeting of Stockholders that will be held on May 1, 2019, at 8:00 a.m. Central Time, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, TX 7010 (the “Annual Meeting”). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The Board has made this proxy statement (the “Proxy Statement”) and the accompanying Notice of 2019 Annual Meeting of Stockholders available on the Internet at www.proxyvote.com. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy solicitation materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. Beginning on or about March 15 2019, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access the proxy materials, vote online or request paper copies. The approximate date on which this Proxy Statement, the Notice of 2019 Annual Meeting of Stockholders, the Company’s 2018 Annual Report to Stockholders (the “Annual Report”) and the proxy card are first being made available to stockholders at http://www.viewproxy.com/keyenergy/2019 is March 15, 2019.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.
Proposals to be Voted Upon at the Annual Meeting
At the Annual Meeting, our stockholders will be asked to consider and vote upon the following five proposals:
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Proposal ONE: To elect to the Board the four directors set forth in this Proxy Statement, each of whom will hold office until the 2020 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

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Proposal TWO: To approve our 2019 Equity and Cash Incentive Plan.

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Proposal THREE: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year;

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Proposal FOUR: To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, for the fiscal year ended December 31, 2018.

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Proposal FIVE: To approve, on a non-binding advisory basis, the frequency of the Named Executive Officer compensation advisory vote.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.
Recommendation of the Board
The Board of Directors recommends that you vote FOR each of the nominees on proposal ONE (1), FOR each of proposals TWO (2) through FOUR (4) and FOR the frequency of  “1 year” in proposal FIVE (5), above.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on May 1, 2019: The Notice of Annual Meeting of stockholders, Proxy Statement and the Annual Report to Stockholders are available at http://www.viewproxy.com/keyenergy/2019.
Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials primarily via the Internet. The approximate date on which this Proxy Statement, the accompanying Notice of 2019 Annual Meeting of Stockholders, the Annual Report and the proxy card are first being made available to stockholders at http://www.viewproxy.com/keyenergy/2019 is March 15, 2019. The Notice of Availability will be sent to all those who were stockholders of the Company as of the close of business on March 4, 2019 (the “Record Date”). The Notice of Availability includes instructions on how to access our proxy materials and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Availability, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Voting at the Annual Meeting
The Company’s common stock (including restricted shares of common stock), par value $0.01 per share (the “Common Stock”), is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting.
If on the Record Date you hold shares of our Common Stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by Internet by following the instructions on the Notice of Availability or by telephone using the number included on the proxy card. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone or by filling out and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at 1301 McKinney Street, Suite 1800, Houston, Texas 77010. The list will also be available for inspection at the Annual Meeting.
Effect of Broker Non-Votes and Abstentions
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors, the approval of equity compensation plans, and the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers and the frequency of such advisory vote. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. The effect of broker non-votes and “abstain” votes, with respect to each proposal, is discussed below under “Required Votes.”
How to Revoke Your Proxy
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to Key Energy Services, Inc., Attn: General Counsel, 1301 McKinney Street, Suite 1800, Houston, Texas 77010, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 20,374,477 shares of Common Stock held by 91 stockholders of record. Abstentions (i.e., if you or your broker mark “abstain” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of establishing a quorum.
Required Votes
Proposal ONE—Election of Directors. Each director nominee considered for election must receive more votes cast “for” such candidate than “against” such candidate to be elected at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.
Proposal TWO—Adoption of the 2019 Equity and Cash Incentive Plan. Approval of the proposal to adopt our 2019 Equity and Cash Incentive Plan requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Proposal Two is not considered a routine matter. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Proposal THREE—Ratification of our Independent Public Accounting Firm. Approval of the proposal to ratify the appointment by the Audit Committee of the Board (the “Audit Committee”) of Grant Thornton LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Proposal FOUR—Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2018 requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal. This advisory vote on executive compensation is not binding on the Company, the compensation committee of the Board (the “Compensation Committee”) or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.
Proposal FIVE—Approval of the Frequency of the Named Executive Officer Compensation Advisory Vote. Approval, on a non-binding advisory basis, of the frequency of the Company’s Named Executive Officer compensation advisory vote every year, every two years or every three years, will be determined by the alternative receiving the greatest number of votes. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against each proposed frequency. This advisory vote on the frequency of the named executive officer compensation vote is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual general meetings.
Default Voting
A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR the election to the Board of each of the director nominees listed in Proposal ONE, FOR Proposal TWO, FOR Proposal THREE, FOR Proposal FOUR and FOR the frequency of  “1 year” in Proposal FIVE.
If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
In this Proxy Statement, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Key Energy Services, Inc. and its subsidiaries.

PROPOSAL ONE: ELECTION OF DIRECTORS
At the recommendation of the nominating and governance committee of the Board (the “Nominating and Governance Committee” or “NGC”), the Board of Directors has nominated the following individuals for re-election as directors of the Company, to serve for one-year terms beginning at the Annual Meeting and expiring at the 2020 Annual Meeting of the Stockholders, and until either they are re-elected or their successors are elected and qualified or until their earlier death, resignation or removal:
Steven H. Pruett
Sherman K. Edmiston
Scott D. Vogel
Robert J. Saltiel
Messrs. Pruett, Edmiston, Vogel and Saltiel are currently serving as directors of the Company. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.
The Board of Directors has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
In accordance with our certificate of incorporation and bylaws, Soter Capital LLC (“Soter”), as the sole holder of our Series A Preferred Stock, will nominate and elect five directors to the Board of Directors (the “Soter Directors”). Stockholders will not be entitled to cast votes in regard to these five Soter Directors at the Annual Meeting.
Vote Required
Under the Company’s bylaws, a director nominee must receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under plurality voting in, the director nominee with the most votes for a particular seat is elected for that seat. Abstentions and broker non-votes are not counted for purposes of the election of directors.
However, pursuant to the Company’s director resignation policy, in any non-contested election of directors, any incumbent nominee must receive more votes cast “for” than “against” his or her re-election in order to be re-elected to the Board. The Board requires that a director tender his or her resignation if he or she fails to receive the required number of votes for re-election. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the Board. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Accordingly, because each director in this Proposal ONE is an incumbent director, the number of shares voted “for” each respective director must exceed the number of shares voted “against” such director in order for such director to be re-elected. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors. Stockholders will not be entitled to cast their vote in regard to any director elected by Soter.
Recommendation
The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

Directors and Executive Officers
Immediately following the Annual Meeting, assuming the stockholders re-elect the directors as set forth in “Proposal One: Election of Directors” above, the Board of the Company will consist of  (i) four directors to be elected by holders of our Common Stock at the Annual Meeting, and (ii) five Soter Directors elected solely by Soter as holder of our Series A Preferred Stock. The table below sets forth the name, age, title and status as an independent director of each Soter Director, each director to be re-elected by the stockholders at the Annual Meeting and each executive officer of the Company.
Name	Age	Title
Robert J. Saltiel	56	President, Chief Executive Officer and Director
J. Marshall Dodson	47	Senior Vice President, Chief Financial Officer and Treasurer
Scott P. Miller	40	Senior Vice President, Operational Services and Chief Administrative Officer
Katherine I. Hargis	47	Senior Vice President, General Counsel and Corporate Secretary
Louis Coale	52	Vice President and Controller
Phil Norment(2)	59	Chairman of the Board and Soter Director
Jacob Kotzubei(2)(3)	50	Soter Director
Bryan Kelln(2)(3)	53	Soter Director and Chair of the Compensation Committee
Mary Ann Sigler(3)	64	Soter Director and Chair of the Nominating and Governance Committee
Steve Pruett(1)	57	Lead Director and Independent Director
Sherman Edmiston(1)	56	Independent Director
Scott Vogel(2)(3)	43	Independent Director
Tripp Wommack(1)(2)(3)	63	Independent Soter Director and Chair of the Audit Committee

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Governance Committee

Set forth below is biographical information about each of the Company’s executive officers, directors and director nominees.
Board of Directors
On October 24, 2016, the Company and certain of its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware pursuant to a prepackaged plan of reorganization (the “Plan”). The Plan was confirmed by the bankruptcy court on December 6, 2016, and the Company emerged from bankruptcy proceedings on December 15, 2016 (the “Effective Date”). In this Proxy Statement, we may refer to the Company prior to the Effective Date as the “Predecessor Company,” and on and after the Effective Date as the “Successor Company.”
In connection with its emergence from bankruptcy, the Company issued to Soter the sole share of the Company’s Series A Preferred Stock, which confers certain rights to nominate and elect directors. We also adopted a new certificate of incorporation and bylaws, which provided that the Board would consist of ten directors until the annual meeting of stockholders held two years following emergence (i.e., the 2019 Annual Meeting). These included five directors appointed by Soter, as holder of our Series A Preferred Stock; two directors appointed by certain other former creditors of the Company (such former creditors, the “Other Parties”); and three independent directors (as such term is defined in NYSE Rule 303A), one of which was appointed by Soter, another of which was appointed by the Other Parties, and another of which was appointed by mutual agreement of Soter and the Other Parties. These directors would serve until the election of their successors at the 2019 Annual Meeting.

Pursuant to our certificate of incorporation and our bylaws, following the 2019 Annual Meeting and for so long as the Series A Preferred Stock is outstanding, the size of the Board will consist of nine members, five of whom will be nominated and elected by Soter as the holder of our Series A Preferred Stock and four of whom will be nominated by the Board and elected by holders of our Common Stock. Two of the Soter Directors will hold two votes each on matters presented to the Board (subject to certain exceptions), and the Soter Directors will collectively hold votes that constitute a majority of all votes held by directors. As a result, subject to certain exceptions, the Soter Directors will control decisions made by the Board following the 2019 Annual Meeting, and the Company will continue to be considered to be a “Controlled Company” for purposes of the New York Stock Exchange (“NYSE”) Rule 303A.
Below is the name, age and certain other information of each member of our Board, including information regarding the positions each director holds, his or her principal occupation and business experience for the past five years and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. Assuming the Company’s stockholders elect the director nominees of the Board set forth in “Proposal One: Election of Directors” above, Steve Pruett, Sherman Edmiston, Scott Vogel and Robert J. Saltiel will continue as directors of the Company until their re-election, resignation or removal. Soter has separately nominated and will elect H.H. “Tripp” Wommack, III, Phil Norment, Jacob Kotzubei, Bryan Kelln and Mary Ann Sigler to continue as Soter Directors until their resignation or removal in accordance with our certificate of incorporation and bylaws.
Jacob Kotzubei, age 50, Mr. Kotzubei joined Platinum Equity in 2002 and is a Partner at the firm and a member of the firm’s Investment Committee. Mr. Kotzubei serves as an officer and/or director of a number of Platinum’s portfolio companies. Prior to joining Platinum in 2002, Mr. Kotzubei worked for 4 1∕2 years for Goldman Sachs’ Investment Banking Division in New York City. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law where he was elected a member of the Columbia Law Review. Mr. Kotzubei’s experience in executive management oversight, private equity, capital markets and transactional matters has led the Board to conclude that he has the varied expertise necessary to serve as a director of the Company. Mr. Kotzubei is a Soter Director. Mr. Kotzubei is also currently a director of Ryerson Holdings Corporation (“Ryerson”), a metal supplier and fabricating company and Kemet Corporation, a global manufacturer of passive electronic components and Verra Mobility Corp., a provider of smart traffic solutions. Mr. Kotzubei served as a director of CanWel Building Materials Group until April 11, 2016.
Philip E. Norment, age 59, Mr. Norment is a partner at Platinum Equity and a member of Platinum Equity’s Investment Committee and is a senior advisor on specific operational initiatives throughout the portfolio. He is also the senior operations executive responsible for evaluating acquisition opportunities and integrating new acquisitions into the portfolio. Prior to joining Platinum Equity in 1997, Mr. Norment served in a variety of management positions at Pilot Software, Inc. Over the course of 12 years he worked in the areas of global support, operations, consultative services and sales support, achieving the position of Chief Operating Officer. Mr. Norment earned a Bachelor’s degree in Economics and an MBA from the University of Massachusetts, Amherst. Mr. Norment’s experience in executive management oversight, private equity and transactional matters has led the Board to conclude that he has the varied expertise necessary to serve as a director of the Company. Mr. Norment is a Soter Director and will hold two votes on matters presented to the Board following the Annual Meeting. Mr. Norment is also a director of Ryerson.
Mary Ann Sigler, age 64, Ms. Sigler is the Chief Financial Officer of Platinum Equity. Ms. Sigler joined Platinum Equity in 2004 and is responsible for overall accounting, tax, and financial reporting as well as managing strategic planning projects for the firm. Prior to joining Platinum Equity, Ms. Sigler was with Ernst & Young LLP for 25 years where she was a partner. Ms. Sigler is a member of the board of Ryserson where she has served since January of 2010. Ms. Sigler also served as an acting Vice President of Ryerson from July 2007 through August 2014. Ms. Sigler has a B.A. in Accounting from California State University Fullerton and a Masters in Business Taxation from the University of Southern California. Ms. Sigler is a Certified Public Accountant in California, as well as a member of the American Institute of Certified

Public Accountants and the California Society of Certified Public Accountants. Ms. Sigler’s experience in accounting and strategic planning matters has led the Board to conclude that she has the requisite qualifications to serve as a director of the Company and facilitate its continued growth. Ms. Sigler is a Soter Director.
Bryan Kelln, age 53, Mr. Kelln is a Partner at Platinum Equity and the President of Portfolio Operations, a group responsible for overseeing business strategy and operations at Platinum Equity’s portfolio companies. Mr. Kelln joined Platinum in 2008. He works closely with the firm’s Operations Team and portfolio company executive management to drive strategic initiatives and to deploy operational resources. Prior to joining Platinum Equity, Mr. Kelln held senior operations roles at a number of companies including Nortek, Inc., Jacuzzi, Inc., RockShox, Inc. and General Cable Corporation. During a portion of this time, Mr. Kelln was an Operating Executive with The Jordan Company, a private investment firm, where he was involved in acquisitions, divestitures and operations for the firm and served as a board member of various portfolio companies. Mr. Kelln also previously served as a Partner in the Supply Chain Management Practice of Mercer Management Consulting. Mr. Kelln received his bachelor’s degree, summa cum laude, from Washington State University and a Masters of Business Administration from The Ohio State University, Fisher College of Business. Mr. Kelln’s experience as a seasoned executive with a strong track record of conceiving and executing successful strategic and operational transformation programs across a broad range of different industries and his unique combination of financial, management and transactional expertise has led the Board to conclude that he has the requisite qualifications to serve as a director of the Company. Mr. Kelln is also a director of Verra Mobility Corp., a provider of smart traffic solutions. Mr. Kelln is a Soter Director and will hold two votes on matters presented to the Board after the Annual Meeting.
Robert J. Saltiel, age 56, Mr. Saltiel is Key’s President and Chief Executive Officer. He joined the Company in August 2018, and has been a member of the Board of Directors since August 2018. Prior to joining the company, Mr. Saltiel served as President and CEO of Atwood Oceanics, Inc. from 2009 until the company’s sale in October 2017. Mr. Saltiel also served as Director of Atwood Oceanics from 2010 until October 2017. Prior to this, he served in various senior management roles, including Chief Operating Officer at Transocean Ltd. Mr. Saltiel previously held management positions at Nabors Industries, Enron Corp and McKinsey & Company, and he began his career as a process engineer with ExxonMobil. Mr. Saltiel holds a BSE in Chemical Engineering from Princeton University and an MBA from Northwestern University. An active member of his community, he serves on the Board of Trustees of Spindletop Charities.
Sherman K. Edmiston III, age 56, Mr. Edmiston is a senior restructuring executive and has over 20 years of experience working with companies in transition. Mr. Edmiston was a Partner and Managing Director at Zolfo Cooper LLC from November 2009 until December 2015. Mr. Edmiston served as Chief Restructuring Officer of Xinergy, Ltd, a Central Appalachian producer of thermal and metallurgical coal, and previously served as Chairman of the Finance and Transaction committee of JL French Automotive Castings, Inc. Mr. Edmiston currently serves on the board of directors of Arch Coal, Inc. Mr. Edmiston received his B.S. in mechanical Engineering from Arizona State University and his MBA from the University of Michigan. Mr. Edmiston’s experience as a director of other public companies, including those undergoing significant transitions and his qualification as an “audit committee financial expert”, led the Board to conclude that he has the expertise necessary to serve as a director of the Company.
Scott D. Vogel, age 43, Mr. Vogel is the Managing Member at Vogel Partners LLC, a private investment firm, after serving as Managing Director at Davidson Kempner Capital Management investing in distressed debt securities. Previously, Vogel worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price, and at Chase Securities in its investment banking group. Vogel has served on numerous boards during his career and is currently a member of the board of Arch Coal, Avaya, Bonanza Creek Energy, Seadrill Limited and several private companies. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America. Mr. Vogel received his M.B.A. from The Wharton School at the University of Pennsylvania and his B.S.B.A. from Washington University. Mr. Vogel contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his executive management oversight, finance and capital markets, human resources and compensation, and strategic planning experiences. Mr. Vogel’s experience as a director of other public companies, including those undergoing significant transitions, led the Board to conclude that he has the expertise necessary to serve as a director of the Company.
Steven H. Pruett, age 57, Mr. Pruett is the President and Chief Executive Officer of Elevation Resources LLC, a Permian Basin focused exploration and production company which he co-founded in 2013. Mr. Pruett was previously senior vice president of corporate development of Concho Resources between 2012 and 2013. He co-founded and served as president and CFO of Legacy Reserves LP, a public MLP, from 2005 to 2012. Mr. Pruett has over 30 years of oil and gas operating, financial and management experience, most of which has been in the Permian Basin. Prior to forming Legacy Reserves, Mr. Pruett was a venture partner with Quantum Energy Partners and was President of Petroleum Place and P2 Energy Solutions. He previously served as president and CEO of First Permian, founded and was president and CEO of First Reserve Oil & Gas Co, and served as a Vice President for First Reserve Corporation originating upstream equity investments. Mr. Pruett began his career as a petroleum engineer for ARCO Oil & Gas and worked in planning and business development for Amoco Production Company. Mr. Pruett received his B.S. in Petroleum Engineering from the University of Texas and graduated with an MBA from the Harvard Business School. Mr. Pruett’s successful operating, financial, management and industry experience and his qualification as an “audit committee financial expert”, has led the Board to conclude he has the expertise necessary to serve as a director of the Company. Additionally, Mr. Pruett’s knowledge and experience from serving as president and chief financial officer of a company that went through an initial public offering adds a unique and valuable perspective to the Company as a public company.
H.H. “Tripp” Wommack, III, age 63, Mr. Wommack is currently the Chairman, President and Chief Executive Officer of Anchor Energy Resources, LLC, an oil and gas company that focuses on acquisition and exploration efforts in the Permian Basin of West Texas and Southeast New Mexico. Mr. Wommack has served in this position since July 2016. In addition, Mr. Wommack serves as the Chairman of Cibolo Creek Partners, LLC, which specializes in commercial real estate investments, a position he has held since January 1993. Mr. Wommack also serves as Chairman, CEO, and President of Warrior Technologies, LLC, which is involved in tank bottom cleaning in the Permian Basin of West Texas and Southeastern New Mexico, and as Chairman and Chief Executive Officer of Pyote Well Service, a company which serves as managing member and operator for a number of salt water disposal wells in the Permian Basin in west Texas and southeastern New Mexico and in the Eagleford area of south Texas. Mr. Wommack previously served as Chairman, President and Chief Executive Officer of Southwest Royalties, Inc. from August 1983 to August 2004, Saber Resources from July 2004 until August 2008 and Saber Oil & Gas Ventures from August 2008 until October 2017. Mr. Wommack also served as a member of the board and President of Pyote Water Solutions from 2010 until 2017. Additionally, Mr. Wommack served on the board of directors of C&J Energy Services, Inc. from March 2015 through December 2016. Additionally, Mr. Wommack was the founder, Chairman and Chief Executive Officer of Basic Energy Services (formerly Sierra Well Services, Inc.), and following its initial public offering, Mr. Wommack continued to serve on the board of directors of Basic Energy Services through June 2009. Mr. Wommack graduated with a B.A. from the University of North Carolina, Chapel Hill, and earned a J.D. from the University of Texas. Mr. Wommack was selected as a director because of his extensive executive-level management experience and proven leadership and business capabilities in the oil and gas industry and his qualification as an “audit committee financial expert”. Additionally, Mr. Wommack’s knowledge and experience from serving as chairman and chief executive officer of a company that went through an initial public offering adds a unique and valuable perspective to the Company as a public company. Mr. Wommack is an independent director appointed by Soter and holds one vote on matters presented to the Board.
Executive Officers
Below are the names, ages and certain other information on each of our current executive officers, other than Mr. Saltiel, whose information is provided above.
J. Marshall Dodson, age 48, Senior Vice President, Chief Financial Officer and Treasurer. Mr. Dodson was appointed Senior Vice President and Chief Financial Officer on March 25, 2013 and served as Senior Vice President, Chief Financial Officer and Interim Chief Executive Officer from May 11,

2018 through August 20, 2018. Mr. Dodson joined Key as Vice President and Chief Accounting Officer on August 22, 2005 and served in that capacity until being appointed Vice President and Treasurer on June 8, 2009. From February 6, 2009, until March 26, 2009, Mr. Dodson served in the additional capacity as interim principal financial officer. Prior to joining Key, Mr. Dodson served in various capacities at Dynegy, Inc., an electric energy production and services company, from 2002 to August 2005, most recently serving as Managing Director and Controller, Dynegy Generation since 2003. Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc. Mr. Dodson received a BBA from the University of Texas at Austin in 1993. Mr. Dodson served as a director for Enduro Resource Partners LLC, a private exploration and production company from November 2017 until July 2018.
Scott P. Miller, age 40, Senior Vice President of Operational Services and Chief Administrative Officer. Mr. Miller joined the Company in May, 2006 serving in various leadership roles in Supply Chain Management, Enterprise Projects, Fluid Management Services and Strategy before accepting the role of Vice President and Chief Information Officer in March of 2013. Mr. Miller was promoted to his current position effective January 1, 2016. Prior to joining Key, Mr. Miller served in various financial and supply chain roles at Dynegy, Inc. and Capital One. Mr. Miller received a B.S. in Management of Information Systems from Louisiana State University and a Master of Business Administration from the University of Houston.
Katherine I. Hargis, age 47, Senior Vice President, General Counsel and Secretary. Ms. Hargis joined Key in July 2013 as Associate General Counsel, Corporate and Transactional & Assistant Secretary and was promoted to Vice President, Associate General Counsel & Assistant Secretary in November 2015. She was then promoted to Vice President, Chief Legal Officer and Secretary on January 1, 2016 and was promoted to her current position as Senior Vice President, General Counsel and Secretary on September 12, 2017. Prior to joining Key, she served as the Vice President, General Counsel and Corporate Secretary for U.S. Concrete, Inc., a publicly traded company providing ready-mixed concrete and aggregates, from June 2012 through July 2013, and as its Deputy General Counsel & Corporate Secretary from December 2011 through June 2012, and as its Assistant General Counsel from December 2006 through December 2011. From February 2006 through December 2006, Ms. Hargis served as an attorney with King & Spalding LLP. From August 2002 through February 2006, Ms. Hargis served as an attorney for Andrews Kurth Kenyon LLP. Ms. Hargis received her B.S. in Administration of Justice from Arizona State University in 1999 and her J.D. from Tulane University in 2002.
Louis Coale, age 52, Vice President and Controller serving as the Company’s principal accounting officer. Mr. Coale served as the Vice President and Operations Controller of the Company’s wholly owned subsidiary, Key Energy Services, LLC since May 2017 and was promoted to Vice President and Controller of the Company on October 3, 2018. Prior to joining Key, Mr. Coale most recently served as the Managing Principal at Coale’s Consulting from June 2016 to May 2018. Coale’s Consulting provides Business, IT and Financial consulting to various industries. Prior to his time at Coale’s Consulting, Mr. Coale served as the Vice President and CFO at Baker Hughes (Baker Oil Tools Divestiture) from 2015 to May 2016, Vice President of the Finance, Planning and Analysis—Commercial Analytics Modeling Dept. from 2014 to 2015, Vice President and CFO of the Global Products & Technology Dept. from 2013 to 2014, Vice President/Transformation Leader (Baker Hughes Finance) from 2009 to 2013, Vice President/Division CFO (Drilling Fluids) from 2007 to 2009, WW Controller (Baker Oil Tools—Completions) from 2005 to 2007 and WW Controller, Wireline Service from 2003 to 2005. Mr. Coale also served as the Expat Finance Lead (Wireline Services: Asia-Pacific from 2001 to 2003, Argentina/Bolivia/Brazil from 1999 to 2001 and Venezuela from 1996 to 1998.
Meetings and Committees of Directors
Involvement in Certain Legal Proceedings
There have been no known events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

General
This section describes our principal corporate governance guidelines and practices. Complete copies of our Corporate Governance Guidelines, committee charters and codes of business conduct described below are available on our website at www.keyenergy.com. You can also request a copy of any of these documents by writing to: Investor Relations, Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010. Our Board strongly believes that good corporate governance is important to ensure that Key is managed for the long-term benefit of our stockholders.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualifications and responsibilities, Board committee responsibilities, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, and Board and committee performance evaluations. The NGC is responsible for assessing and periodically reviewing the adequacy of these guidelines and recommending proposed changes to the Board, as appropriate. The Corporate Governance Guidelines are posted on our website at www.keyenergy.com. We will provide these guidelines in print, free of charge, to stockholders who request them.
Director Independence
As stated above, because the Company currently qualifies as a “Controlled Company” under NYSE Rule 303A, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require our Board to be comprised of a majority of independent directors and require our Compensation Committee and the NGC to be comprised entirely of independent directors. However, all members of our Audit Committee meet the independence requirements set forth in the applicable rules of the NYSE and SEC and all members of our subcommittee of the Compensation Committee meet the independence requirements set forth in the applicable rules of the NYSE and SEC. Under applicable rules of the NYSE, a director will only qualify as “independent” if, among other things, our Board affirmatively determines that he or she has no direct or indirect material relationship with Key.
The Board has determined that, except for Mr. Saltiel, who serves as our President and Chief Executive Officer (“CEO”), Robert Drummond, who served as our CEO through May 11, 2018, and as a director until Mr. Saltiel’s appointment to the Board, and Messrs. Norment, Kotzubei and Kelln and Ms. Sigler, each of our current directors and any former director who served during fiscal year 2018 is independent within the meaning of the foregoing rules, including Messrs. Edmiston, Vogel, Pruett, Wommack and Gaut.
Board Leadership Structure
Our Board currently consists of Mr. Norment, the Chairman, and eight other directors. Following the Annual Meeting, the Board will consist of nine directors as described above under “Board of Directors.” Our Corporate Governance Guidelines provide that non-employee directors will meet in executive session on a regular basis without management present. The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors and, in consultation with the CEO, non-employee directors and management, establishes the agenda for each Board meeting. In the event that the non-management directors include directors who are not independent under the listing requirements of the NYSE, as is currently the case, our Corporate Governance Guidelines provide that at least once a year, there shall be an executive session including only independent directors and the director who presides at these meetings (the “Lead Director”) shall be chosen by the Board based on the recommendation of the NGC. The Board has appointed Mr. Pruett as Lead Director. The Board has also delegated certain matters to its certain committees. Mr. Saltiel, as the Company’s President, CEO and Director, works in concert with the rest of our Board to oversee the execution of the Company’s strategy.

Director Nomination Process
Pursuant to our certificate of incorporation and bylaws, following the Annual Meeting and for as long as our Series A Preferred Stock is outstanding, the Board will consist of nine members, five of whom will be nominated and elected by Soter as the holder of our Series A Preferred Stock and four of whom will be nominated by the Board and elected by holders of our common stock. Upon the cancellation of the Series A Preferred Stock, the holder of the Series A Preferred Stock will no longer have the right to nominate any directors. At the first annual meeting following the cancellation of the Series A Preferred Stock, the then-current Board will nominate their successors, and the stockholders of the Company will elect the directors.
The NGC is responsible for identifying individuals who are qualified to become Board members, provided that Soter, and not the NGC, will identify any individuals whom Soter will nominate and elect to the Board. Nominees for directorship are selected by the NGC in accordance with the policies and principles of its charter. Although there is no formal diversity policy, our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Pursuant to its charter, the NGC is tasked with recommending director candidates who will assist in achieving this mix of Board members having diverse professional backgrounds and a broad spectrum of knowledge, experience and capability. At least once a year, the NGC will review the size and structure of the Board and its committees, including recommendations on Board committee structure and responsibilities.
In accordance with NYSE requirements, the NGC also oversees an annual performance evaluation process for the Board, the Audit Committee, the Compensation Committee and the NGC. In this process, anonymous responses from directors on a number of topics, including matters related to experience of Board and committee members, are discussed in executive sessions at Board and committee meetings. Although the effectiveness of the policy to consider diversity of director nominees has not been separately assessed, it is within the general subject matter covered in the NGC’s annual assessment and review of Board and committee structure and responsibilities, as well as within the Board and committee annual performance evaluation process.
Board Role in Risk Oversight
The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to Key, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition, as part of its charter, the Audit Committee regularly reviews and discusses with management, our internal auditors and our independent registered public accounting firm, Key’s policies relating to risk assessment and risk management. The Compensation Committee also specifically reviews and discusses risks that relate to compensation policies and practices.
Board Meetings and Attendance
During 2018, the Board held twelve (12) meetings. Non-management directors meet regularly in executive session. Additionally, management frequently discusses matters with the directors on an informal basis. Each director attended, either in person or by telephone conference, at least 93% of the Board and committee meetings held while serving as a director or committee member in 2018, except for Jacob Kotzubei who attended at least 65% of Board and committee meetings while serving as a director or a committee member in 2018. The Company expects the directors to attend annual meetings of stockholders. Pursuant to the Company’s certificate of incorporation and bylaws, as amended, adopted on the Effective Date, the current Board will serve for the Initial Board Term, which commenced on the Effective Date and will conclude upon the election of directors at the Annual Meeting.

Board Committees
The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the NGC. Current copies of the charters of each of these committees are posted in the “Corporate Governance” section of our website, www.keyenergy.com. The Compensation Committee also has a subcommittee for purposes of Section 16 of the Exchange Act. The subcommittee consists of two directors who both qualify as independent for NYSE purposes. The subcommittee of the Compensation Committee does not have a charter.
Audit Committee
The current members of our Audit Committee are Messrs. Edmiston, Pruett and Wommack. Mr. Wommack is the chair of the Audit Committee. Effective as of January 25, 2019, C. Christopher Gaut, a former member of the Audit Committee, resigned as a director of the Company. The Board will seek to identify another director to serve on the Audit Committee and in the interim intends to engage outside consultants in order to supplement the Committee’s work.
The Board has determined that all of the members of the Audit Committee are independent under the NYSE rules, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act. All members of the Audit Committee meet the financial literacy standard required by the NYSE rules and each qualify as having accounting or related financial management expertise under the NYSE rules. In addition, as required by the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring that each public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, satisfies all of the following attributes:
•
an understanding of generally accepted accounting principles and financial statements;

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an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

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experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by Key’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•
an understanding of internal control over financial reporting; and

•
an understanding of audit committee functions.

The Board has determined that all members of the Audit Committee satisfy the definition of “audit committee financial expert,” and has designated each member of the Audit Committee as an “audit committee financial expert.” For more information about each Audit Committee member’s background and experience, see “Board of Directors” above.
Our Board has adopted a written charter for the Audit Committee, pursuant to which the Audit Committee has, among others, the following duties and responsibilities:
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appointing, evaluating, approving the services provided by and the compensation of, and assessing the independence of, our independent registered public accounting firm;

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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

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reviewing with the internal auditors and our independent registered public accounting firm the overall scope and plans for audits, and reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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reviewing and discussing with management and the independent registered public accounting firm our system of internal controls, financial and critical accounting practices and policies relating to risk assessment and risk management;

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reviewing the effectiveness of our system for monitoring compliance with laws and regulations; and

•
preparing the Audit Committee Report required by SEC rules (which is included under the heading “Report of the Audit Committee” below).

During 2018, the Audit Committee held five (5) meetings. In addition, members of the Audit Committee speak regularly with our independent registered public accounting firm and separately with the members of management to discuss any matters that the Audit Committee or these individuals believe should be discussed, including any significant issues or disagreements concerning our accounting practices or financial statements. For further information, see “Report of the Audit Committee” below.
The Audit Committee has the authority to retain legal, accounting or other experts that it determines to be necessary or appropriate to carry out its duties. We will provide the appropriate funding, as determined by the Audit Committee, for the payment of compensation to our independent registered public accounting firm and to any legal, accounting or other experts retained by the Audit Committee and for the payment of the Audit Committee’s ordinary administrative expenses necessary and appropriate for carrying out the duties of the Audit Committee.
The Audit Committee charter provides that a member of the Audit Committee may not simultaneously serve on the Audit Committees of more than two other public companies. Currently, no member of the Audit Committee serves on the Audit Committees of more than two other public companies.
The charter of our Audit Committee can be accessed on the “Corporate Governance” section of our website, www.keyenergy.com.
Compensation Committee
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of chief executive officer and other executive officers, evaluating the performance of those officers in light of those goals and objectives and setting compensation of those officers based on such evaluations. During 2018, the Compensation Committee met six (6) times. Because the Company currently qualifies as a “Controlled Company” under the NYSE Rule 303A, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require our Compensation Committee to be comprised entirely of independent directors. The Compensation Committee consists of Messrs. Kelln (chair), Kotzubei, Norment, Vogel and Wommack. The Compensation Committee also has a subcommittee for purposes of Section 16 of the Exchange Act. The subcommittee consists of Messrs. Vogel and Wommack who both qualify as independent for NYSE purposes. No Compensation Committee member participates in any of our employee compensation programs other than the Key Energy Services, Inc. 2016 Equity and Cash Incentive Plan.
The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. Our Board has adopted a written charter for the Compensation Committee, pursuant to which the Compensation Committee has, among others, the following duties and responsibilities:
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reviewing and approving corporate goals and objectives relevant to the compensation of the CEO;

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evaluating the CEO’s performance in light of corporate goals and objectives and determining and approving the CEO’s compensation level based on this evaluation;

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reviewing and approving the compensation of senior executive officers other than the CEO;

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reviewing and approving any incentive-compensation plans or equity-based plans;

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approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained;

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in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing Key’s policies on structuring compensation programs to preserve tax deductibility;

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making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former senior executive officer or member of senior management of Key;

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reviewing any potential conflicts of interest of our compensation consultant;

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preparing an annual report of the Compensation Committee on executive compensation for inclusion in Key’s annual proxy statement or annual report in accordance with applicable SEC rules and regulations; and

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reviewing and approving the Compensation Disclosure and Analysis for inclusion in Key’s annual proxy statement or annual report in accordance with applicable SEC rules and regulations.

The Compensation Committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate in order to carry out its responsibilities, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority is vested solely in the Compensation Committee.
The charter of our Compensation Committee can be accessed in the “Corporate Governance” section of our website, www.keyenergy.com.
Nominating and Governance Committee
As stated above, because the Company currently qualifies as a “Controlled Company” under the NYSE Rule 303A, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require the NGC to be comprised entirely of independent directors. The NGC consists of Ms. Sigler (chair), and Messrs. Saltiel, Kelln, Kotzubei and Vogel. During 2018, the NGC met five (5) times. Our Board has adopted a written charter for the NGC, pursuant to which the NGC has, among others, the following duties and responsibilities:
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identifying and recommending individuals to the Board for nomination as members of the Board and its committees, consistent with criteria approved by the Board;

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developing and recommending to the Board corporate governance guidelines applicable to Key; and

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overseeing the evaluation of the Board and management of Key.

The NGC has the authority and funding to retain counsel and other experts or consultants, including the sole authority to select, retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms.
The charter of the NGC can be accessed in the “Corporate Governance” section of our website, www.keyenergy.com.
Code of Business Conduct and Code of Business Conduct for Members of the Board of Directors
Our Code of Business Conduct applies to all of our employees, including our directors, CEO, Chief Financial Officer, or CFO and senior financial and accounting officers. Among other matters, the Code of Business Conduct establishes policies to deter wrongdoing and to promote both honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest, compliance with applicable laws, rules and regulations, full, fair, accurate, timely and understandable disclosure in public communications and prompt internal reporting of violations of the Code of Business Conduct. We also have an ethics and compliance committee, composed of members of management, which administers our ethics and compliance program with respect to our employees. In addition, we provide an ethics line for reporting any violations on a confidential basis. Copies of our Code of Business Conduct are available in the “Corporate Governance” section of our website at www.keyenergy.com. We will post on our website all waivers to or amendments of our Code of Business Conduct and the Code of Business Conduct for Members of the Board of Directors that are required to be disclosed by applicable law and the NYSE listing standards.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2018.
By the Compensation Committee of the Board of Directors of Key Energy Services, Inc.
Bryan Kelln, Chair
Philip Norment
Jacob Kotzubei
Scott D. Vogel
H. H. Tripp Wommack, III
Compensation Discussion and Analysis
This section of the Proxy Statement describes our executive compensation philosophy and program in the context of the compensation paid or awarded to our Named Executive Officers for 2018. Our Named Executive Officers and their titles during the 2018 calendar year are listed below:
Name	Title
Robert Saltiel	President, Chief Executive Officer and Director(1)
J. Marshall Dodson	Senior Vice President, Chief Financial Officer and Treasurer(2)
Scott P. Miller	Senior Vice President, Operations Services and Chief Administrative Officer
Katherine I. Hargis	Senior Vice President, General Counsel and Secretary
Louis Coale	Vice President and Controller(3)
Robert Drummond	Former President, Chief Executive Officer and Director(4)
David Brunnert	Former Senior Vice President and Chief Operations Officer(5)

(1)
Mr. Saltiel was appointed as President, Chief Executive Officer and Director effective August 20, 2018.

(2)
Mr. Dodson served as our Senior Vice President, Chief Financial Officer, Treasurer for all of 2018 and as our Interim Chief Executive Officer from May 11, 2018 until Mr. Saltiel’s appointment effective August 20, 2018.

(3)
Mr. Coale was promoted from Vice President—Operations Controller of the Company’s wholly owned subsidiary, Key Energy Services, LLC to Vice President and Controller of the Company effective October 3, 2018.

(4)
Mr. Drummond terminated his employment with the Company effective May 11, 2018, but continued to serve as a director until Mr. Saltiel’s appointment.

(5)
Mr. Brunnert no longer served as an employee of the Company effective September 12, 2018. Both Messrs. Drummond and Brunnert were no longer with the Company at the end of the 2018 fiscal year, but are still considered NEOs for the 2018 year under SEC disclosure rules.

Executive Summary
The oilfield services industry has faced many challenges in the past several years and Key has faced similar challenges and was not immune to the volatility in the industry. In 2016, the Company experienced a Chief Executive Officer (“CEO”) Transition when Mr. Alario retired and Mr. Drummond was appointed CEO in March, the Company completed a two-year Foreign Corrupt Practices Act Investigation in August and in October of 2016, the Company entered Chapter 11. After emerging from bankruptcy in December 2016, the Company’s business faced lower-for-longer and volatile oil prices all impacting the ability to attract and retain our best employees. In 2018, the Company experienced another CEO transition, described below. These macro-economic and industry conditions and industry challenges, along with management transition had an impact on the compensation designs and outcomes for 2018, as described in more detail in this Compensation Discussion & Analysis.
2018 CEO Transition and Officer Retention
On May 11, 2018, Mr. Drummond voluntarily terminated his position as President and Chief Executive Officer with the Company and the Board appointed Mr. Dodson to serve as Interim Chief Executive Officer while the Board conducted an executive search for the new President and Chief Executive Officer (the “CEO Transition”). At the Board’s request, Mr. Drummond agreed to continue as a director of the Company until the appointment of his successor. In connection with his departure, Mr. Drummond forfeited 150,637 RSUs and 150,637 PSUs and received no annual cash incentive compensation for the period of 2018 that he served as the Company’s CEO.
Because of the uncertainty created by the CEO Transition and in order to retain the executive leadership believed to be critical to the ongoing operation of the Company during the CEO Transition, on July 1, 2018, the Compensation Committee granted time-based cash retention awards (each, a “Retention Bonus”) to Messrs. Dodson, Brunnert and Miller and Ms. Hargis in the following amounts: $637,500, $400,000, $310,000 and $310,000, respectively. Twenty-five percent of the Retention Bonus will vest on July 1, 2019 and the remaining 75% will vest on July 1, 2020. In the event of a voluntary termination prior to vesting, any unvested portion of the Retention Bonus will be forfeited and in the event the Company terminates the executive’s employment without Cause (as defined in the 2016 Equity and Cash Incentive Plan (the “2016 ECIP”)), any unvested portion of the Retention Bonus will vest in full. Mr. Brunnert’s employment with the Company was terminated without Cause on September 12, 2018 and his Retention Bonus of  $400,000 vested in full.
On August 20, 2018, the Board appointed Mr. Saltiel as the Company’s President, Chief Executive Officer and director. On August 17, 2018, the Company entered into an employment agreement with Mr. Saltiel (the “Employment Agreement”) establishing his compensation as President and Chief Executive Officer. Under the Employment Agreement, Mr. Saltiel’s initial compensation will consist of an annual base salary of  $750,000, an annual incentive award target of 100% of base salary (which for 2018 will be paid based on target performance and prorated for the portion of the year during which he is employed by the Company), and an annual long-term incentive award of  $1.25 million in the form of time-vesting restricted stock units (“RSUs”) that vest over 3 years and a special sign-on award of  $2 million in the form of time-vesting RSUs that vest over 3 years. The 2018 long-term incentive award and sign-on award were granted on August 20, 2018 on the form of time-vested restricted stock unit award agreement (the “RSU Award Agreement”) included in the Employment Agreement. Additional details about Mr. Saltiel’s Employment Agreement (including an amendment entered into on February 4, 2019) are discussed in the Potential Payments Upon Termination or Change-in-Control section below, and in the SEC Form 8-K filed August 20, 2018.

NEO Pay at a Glance—Mix of Target Pay
Say-on-Pay and Say-on Frequency
The Company is offering stockholders the opportunity to vote, on a non-binding advisory basis, to approve the Company’s 2018 executive compensation programs as described in this Proxy Statement, colloquially known as “Say-on-Pay,” as well as the frequency of such Say-on-Pay votes, or “Say-on-Frequency.” We look forward to receiving feedback from our stockholders regarding the Company’s executive pay practices as we value our stockholders’ evaluation of executive compensation programs and policies. As discussed in more detail in Proposals Four and Five below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve our executive compensation programs as described below, and to support annual Say-on-Pay votes in order to receive more frequent feedback regarding our executive compensation policies.
2018 Stockholder Outreach
Our Board and Management team launched a stockholder outreach program in the fall of 2018 in an effort to obtain feedback from our stockholders, including Soter.1 Soter provides its perspective on executive compensation through its board service. Three out of the five members of our Compensation Committee, including the Chairman of the Compensation Committee are members of Soter. Our goal in soliciting feedback from other stockholders was to provide information to our Compensation Committee to help the Committee (i) better understand other stockholders’ views on executive compensation and (ii) understand whether potential changes to our compensation program would address any concerns expressed by our stockholders. We contacted a significant majority of our largest stockholders, to get their opinion on our compensation policies and practices. Our outreach efforts included the following:
✓
Outreach efforts to stockholders holding in the aggregate more than 94% of our outstanding stock; and

✓
In-depth meaningful discussions with stockholders representing approximately 55% of our outstanding stock (some stockholders declined our request to engage and some stockholders targeted in our comprehensive outreach effort have not yet responded).

1
As described above, Soter owns approximately 50.11% of our stock and the Soter Directors control decisions made by the Board. Accordingly, the Company is considered to be a “Controlled Company” for purposes of NYSE rule 303A.

Our Chairman of the Compensation Committee and our General Counsel led the outreach to interested investors. We believe the stockholders appreciated the outreach and the dialogue that resulted, and generally expressed a high level of satisfaction with our pay-for-performance approach and overall disclosure, but also provided some meaningful recommendations for the Compensation Committee to consider. We intend to continue this dialogue with our major stockholders and will consider stockholder feedback as we consider any future changes to our executive compensation program.
Executive Compensation Philosophy and Objectives
We are committed to providing value to our stockholders. We believe that our executive compensation program fairly and appropriately compensates our executive officers. The core principle of our executive compensation philosophy is to pay for performance in ways that we believe will motivate our executives to develop and execute strategies that deliver performance improvements and create shareholder value over the short and long term. Accordingly, our compensation philosophy has been to heavily weight executive compensation toward “at-risk” and performance-based compensation. In early 2019, during lower for longer than expected oil prices, executive turnover and extreme market volatility, in the interest of retaining our Named Executive Officers who we believe have the unique capabilities and experience to enable the Company to achieve our financial and operational goals, along with other corporate objectives, and to create long-term value for our stockholders, we increased our time-based long-term incentive compensation for our Named Executive Officers. We have three principal elements of total direct compensation: base salary, annual incentive compensation and long-term incentive compensation. These elements provide our Compensation Committee with a platform to reinforce our pay-for-performance and “at-risk” compensation philosophy while addressing our business needs and goals with appropriate flexibility.
Our compensation strategy is to ensure progress towards the successful attainment of our vision, values and business objectives by aligning the interests of our executive officers with stockholder interests. The primary goals of our compensation program are to attract and retain the talent we need to successfully manage the Company, reward exceptional organizational and individual performance improvements, and accomplish these objectives at a reasonable total cost in relation to performance and market conditions.
The following compensation objectives are considered in setting the compensation components for our executive officers:
•
Attracting and retaining key executives responsible not only for our continued growth and profitability, but also for ensuring proper corporate governance and carrying out the goals and plans of Key;

•
Motivating management to enhance long-term stockholder value by aligning our executives’ interests with those of our stockholders;

•
Paying for performance by linking a significant portion of management’s compensation to measurable performance, including specific financial and operating goals and granting other awards that are “at-risk”;

•
Evaluating and rating performance relative to the existing market conditions during the measurement period; and

•
Setting compensation and incentive levels that reflect competitive market practices.

We want our executives to be motivated to achieve Key’s short-term and long-term goals, without sacrificing our financial and corporate integrity in trying to achieve those goals. While an executive’s overall compensation should be strongly influenced by the achievement of specific financial and operational targets, we also believe that a portion of an executive’s compensation should be awarded in components that provide a degree of financial certainty and stability, due to the volatility and cyclicality inherent in our industry and the impact of oil and gas commodity prices on our business. The design and operation of the compensation arrangements provide our executives with incentives to engage in business activities that support the value of Key and its stockholders.

We have worked extensively and deliberately to develop a thoughtful, fair, and effective compensation program for our Named Executive Officers that helps us to deliver long-term sustainable growth to our stockholders. In an effort to achieve these goals, we have implemented the best practices described in the chart below:
What we do	What we don’t do
✓ Grant short and long-term incentive awards that are performance-based or “at-risk”	X No single-trigger change of control vesting
✓ Equity awards for executive officers subject to three-year vesting periods	X No excessive perquisites
✓ Policy prohibiting hedging and pledging transactions and short sales by executives	X No payment of dividends on unvested restricted stock units
✓ Compensation Committee engages an Independent Compensation Consultant	X No gross-ups for severance or change of control payments
✓ Stock ownership guidelines for non-employee directors and executives
✓ Annual compensation risk assessment
✓ All incentive-compensation is subject to a clawback policy
How We Make Compensation Decisions
Role of the Compensation Committee
The Compensation Committee has the responsibility to review and approve the compensation policies, programs, and plans for our officers (including the Named Executive Officers) and non-employee directors. The Compensation Committee’s responsibilities include administering the 2016 ECIP, which provides for the grant of cash and equity-based awards. The Compensation Committee also reviews the Compensation Discussion and Analysis section of our annual proxy statement and produces the Compensation Committee Report with respect to our executive compensation disclosures for inclusion in our annual proxy statement. In addition, the Compensation Committee regularly reviews current best compensation and governance practices to ensure that our executive compensation program is consistent with recent developments and market practice. The Compensation Committee, in overseeing the compensation of our directors and officers, employs several analytic tools and considers information from multiple resources. Subject in certain circumstances to Board approval, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Compensation Committee is under no obligation to utilize the input of other parties. For more detailed information regarding the Compensation Committee, please refer to the Compensation Committee Charter, which is posted on the Corporate Governance section of the Company’s website at www.keyenergy.com.
Determining Compensation Levels
As discussed above, the Compensation Committee has the overall responsibility for establishing the elements, terms and target value of compensation paid or delivered to our Named Executive Officers. The Compensation Committee strives to develop a competitive, but not excessive, compensation program for our Named Executive Officers in order to recruit and retain the best possible talent in our industry. An important element of the Compensation Committee’s decision making is compensation data produced by its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), including direct data from our peer group (described below), other industry compensation surveys (including the 2017 U.S. Mercer Total Compensation Survey), and proprietary data developed by Meridian. In addition, the Compensation Committee considers information provided by our executive officers in designing and implementing our executive compensation program. This data assists the Compensation Committee in evaluating appropriate compensation levels for each Named Executive Officer in relation to market practice and in designing an effective executive compensation program for the Company. The roles of Meridian and our executive officers in the Compensation Committee’s decision-making process are described more fully below.

Role of Compensation Consultant in Compensation Decisions
During the second quarter of 2018, the Compensation Committee retained Meridian as its independent compensation consultant. Meridian provides advice to and works with the Compensation Committee in designing and implementing the structure and mechanics of the Company’s executive compensation regime as well as other matters related to officer and director compensation and corporate governance. For example, Meridian regularly updates the Compensation Committee on regulatory changes impacting executive compensation, proxy advisor policies, compensation-related risks, and industry compensation trends. In addition, Meridian provides the Compensation Committee with external context such as relevant market regarding non-employee director executive compensation practices. This information assists the Compensation Committee in making executive and director compensation decisions based on market pay levels and best practices.
Meridian reports directly and exclusively to the Compensation Committee and does not provide any other services to management, the Company or its affiliates. Meridian does not make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company, and, while the Compensation Committee generally reviews and considers information and recommendations provided by Meridian, the Compensation Committee has the final authority to make compensation-related decisions. The Compensation Committee has the discretion to allow Meridian to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2018, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian, and that Meridian is independent from management. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2018, but as described below, based on its review of our compensation program in 2017, Longnecker recommended that the Compensation Committee consider certain compensation practices for 2018.
In 2017, and through the first quarter of 2018 before engaging Meridian, the Compensation Committee engaged Longnecker & Associates (“Longnecker”), its former compensation consultant to assist with its overall compensation review and decision-making. In late 2017, Longnecker conducted an independent, comprehensive, broad-based analysis of our executive compensation program, and the Compensation Committee used this analysis as one of several reference points in making decisions regarding the Replacement Awards (as defined below). For more information regarding the Replacement Awards see “2017 Year-End Grant of Performance-Based Restricted Stock Units” and the “2018 Summary Compensation Table.” Longnecker performed services solely on behalf of the Compensation Committee. In accordance with the rules and regulations of the SEC and NYSE, the Compensation Committee assessed the independence of Longnecker and concluded that no conflicts of interest exist that would prevent Longnecker from providing independent and objective advice.
Role of Executive Officers in Compensation Decisions
In determining the compensation of our Chief Executive Officer, the Compensation Committee considers the information and advice provided by its compensation consultant, and other factors, which may include, our corporate goals, historic and projected performance, the current economic and commodities environment, and other relevant factors. With respect to the compensation of the Named Executive Officers other than our Chief Executive Officer, the Compensation Committee also considers the recommendations of our Chief Executive Officer. Additionally, in light of the Named Executive Officers’ integral role in establishing and executing the Company’s overall operational and financial objectives, the Compensation Committee requests that the Named Executive Officers provide recommendations on the appropriate goals for the qualitative and quantitative performance metrics used in our short-term cash incentive program. As discussed above, the Compensation Committee retains sole discretion to make final compensation determinations, and the Compensation Committee may accept, modify or reject any recommendations or observations made by our executive officers. In addition, the Compensation Committee may invite any Named Executive Officer to attend Compensation Committee meetings to report on the Company’s progress with respect to the annual quantitative and qualitative performance metrics, but any such officer is excluded from any decisions or discussions regarding his individual compensation.

Peer Group
The Compensation Committee, with input from management and its compensation consultant, selects our peer group after reviewing the relative revenue size, market capitalization, enterprise value, business structure, operational footprint and historical performance of a number of similar companies in the oilfield services industry.
The peer group used for the executive compensation comparisons in November 2017 included the following:
Basic Energy Services, Inc.	Patterson-UTI Energy, Inc.
C & J Energy Services, Inc.	Pioneer Energy Services Corp.
Exterran Corporation	RPC, Inc.
Helix Energy Solutions Group, Inc.	Superior Energy Services, Inc.
Oceaneering International, Inc.
The Compensation Committee, with input from Meridian, determined that the peer group used for compensation comparisons in November 2017 should be updated for 2018 and 2019 in order to better reflect our operational focus, market capitalization, revenues and enterprise value and the expectation of continued consolidation and volatility in the energy industry. After taking all of these considerations into account, the Compensation Committee determined that the companies included in the table below reflect an appropriate peer group for 2018 and 2019:
Basic Energy Services, Inc.	Mammoth Energy Services, Inc.
Forbes Energy Services, Inc.	Pioneer Energy Services, Corp.
C&J Energy Services, Inc.	Nuverra Environmental Solutions, Inc.
Newpark Resources, Inc.	NCS Multistage Holdings, Inc.
Quintana Energy Services, Inc.	TETRA Technologies, Inc.
Superior Energy Services, Inc.	Select Energy Services, Inc.
Ranger Energy Services, Inc.	Nine Energy Services, Inc.
As described above, compensation data from the above peer group was considered by the Compensation Committee when making decisions regarding the 2018 compensation paid to our Named Executive Officers.
Elements of Compensation; 2018 Compensation Decisions
The principal components of our executive compensation program are base salary, cash incentive bonuses and long-term incentive awards in the form of equity, including performance-based equity. We blend these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives on a short-term and long-term basis, and align the interests of our executive officers with those of our stockholders. We strive to hire and retain talented people who are compatible with our corporate culture and committed to our core values and who want to make a contribution to our mission.
Base Salary
Base salary is an integral component of our compensation and a crucial aspect of retaining top executive talent. Each Named Executive Officer’s base salary is a fixed component of compensation each year for performing specific job duties and functions. This provides a level of financial certainty and stability in an industry with historic volatility and cyclicality. The base salaries are designed to reflect the experience, education, responsibilities and contribution of the individual executive officers. Base salary is an integral component of our compensation and a crucial aspect of retaining top executive talent. The Compensation Committee sets our Chief Executive Officer’s base salary and works together with our Chief Executive Officer to determine what adjustments, if any, should be made to the base salaries of our other Named Executive Officers. With the exception of base salary increases in connection with promotions, the

Compensation Committee generally evaluates whether to increase the base salaries of our Named Executive Officers in June of each year. The base salary rates for the Named Executive Officers are modified based upon consideration of factors that the Compensation Committee deems relevant, including but not limited to: (i) any increase or decrease in the executive’s responsibilities; (ii) the executive’s experience; (iii) the executive’s job performance; and (iv) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on data provided by Meridian, publicly available information, and the experience of the members of the Compensation Committee.
The following increases table sets forth our Named Executive Officers’ 2019 base salaries as compared to their 2017 base salaries. The 2018 base salary increases for Messrs. Dodson, Brunnert and Miller and Ms. Hargis were effective July 1, 2018:
Name	2018 Base Salaries(2)	2017 Base Salaries
Robert Drummond	$750,000	$750,000
Robert J. Saltiel(1)	$750,000	N/A
J. Marshall Dodson	$425,000	$375,000
David Brunnert	$400,000	$350,000
Katherine I. Hargis	$310,000	$300,000
Scott P. Miller	$310,000	$275,000
Louis Coale(3)	$240,000	N/A

(1)
Mr. Saltiel’s base salary was increased from $750,000 to $800,000 effective January 1, 2019 pursuant to the terms of his Employment Agreement.

(2)
With the exception of Messrs. Drummond, Saltiel and Coale, the 2018 base salary rates shown in the table were effective July 1, 2018. For the first half of 2018, NEOs’ base salary rates were at the 2017 base salary rates shown in the table.

(3)
Mr. Coale’s base salary was increased from $220,000 to $240,000 effective October 3, 2018 in connection with his promotion to Vice President and Controller. Mr. Coale joined the Company’s wholly owned subsidiary, Key Energy Services, LLC as its Vice President and Operations Controller in May 2018.

The total base salary to each of our Named Executive Officers for services provided during 2018 is reported in the “Salary” column of our Summary Compensation Table.
Incentive Compensation
Annual Cash Incentive; 2018 Annual Incentive Plan
The annual cash bonus incentive is designed to pay for performance and align the interests of our executives with stockholder interests. The cash bonus incentive plan provides variable cash compensation earned only when established performance goals are achieved. It is designed to reward the plan participants, including the NEOs, who have achieved certain corporate and executive performance objectives and have contributed to the achievement of certain objectives of Key.
In November of 2017, the compensation committee approved a performance-based cash bonus plan for 2018, the 2018 Annual Incentive Plan (the “2018 AIP”), pursuant to which eligible employees, including each of the NEOs, were eligible to receive cash bonuses based on the achievement of certain performance metrics, and subject to their continued employment with the Company through payout of the 2018 AIP in 2019. The 2018 AIP is a sub-plan under the 2016 ECIP. Individual target bonuses under the 2018 AIP were based on a percentage of each eligible employee’s base salary. Performance metrics under the 2018 AIP consisted of  (i) adjusted earnings before interest expense, taxes, depreciation and amortization (“Adjusted EBITDA,” weighted 80%), (ii) safety performance (weighted 10%) and (iii) free cash flow (weighted 10%), as described in more detail below. For all executives of the Company, including each

Named Executive Officer, the 2018 AIP consists of a single one-year measurement period of January 1, 2018 to December 31, 2018 (the “Performance Period”) equal to 100% of an individual’s bonus opportunity. The 2018 AIP goals and related actual performance were as follows:
Adjusted EBITDA (weighted 80%). The financial target was based on Adjusted EBITDA which a non-GAAP financial measure that is defined as total revenue, less operating expenses (excluding depreciation and amortization), adjusted for non-recurring and non-cash charges as disclosed in public reporting documents.2 Payout of the Adjusted EBITDA portion of the cash bonus could range between 0% and 140% of the applicable target.
Level	Threshold	Target	Maximum	2018 Achievement
Adj. EBITDA	$20.5 million	$41.0 million	$57.4 million	$22 million
Potential Payout	50% of target	100% of target	140% of target	43% of target
There is no payout for Adjusted EBITDA for achievement below threshold. The Adjusted EBITDA results for the Performance Period were $21.8 million which exceeded the threshold payout, but was under the target payout. Therefore, the Company attained 52.6% of the Adjusted EBITDA target for the period.
Safety (weighted 10%). Positive safety results are critical in this industry to ensure the safety of our people. This goal represents the improvement required in the safety performance index made up of 4 leading and lagging indicators including (i) the Occupational Safety and Health Administration, or OSHA, total recordable incident rate (“TRIR”), (ii) Behavioral Based Safety Observations (“BBS”), (iii) Total Incident Reporting/Recordable Incidents and (iv) preventable vehicle incident rate (“PVIR”). Achievement of 4 out of the 4 metrics results in 100% attainment of the 10% target, achievement of 3 out of the 4 metrics results in attainment of 50% of the 10% target, and achievement of 1 or 2 out of the 4 metrics results in attainment of 0% of the 10% target. OSHA total recordable incident rates are determined by measuring the number of injury incidents involving our employees against the number of exposure hours worked. Incidents that are considered recordable include injuries resulting in a fatality, an employee missing work, an employee having to switch to “light” duty or restricted work or an employee requiring medical treatment. The target safety goal for the Performance Period was a corporate-wide Safety Performance Index (“SPI”) of 100% with a threshold of 75%. The SPI for the Performance Period was not met resulting in attainment of 0% of the safety target for the period.
Free Cash Flow (weighted 10%). Cash flow management is critical. The Free Cash Flow goal measures the ability to provide accurate and signed work tickets for invoicing in less than 12 days in order to invoice more quickly and drive down the days of sales outstanding (“DSO”). Payout of the Free Cash Flow portion of the cash bonus could range between 0% and 100% of the applicable target. The target Free Cash Flow goal for the Performance Period was to provide accurate and signed work tickets for invoicing in less than 12 days. Free Cash Flow for the Performance Period was 11.4 days resulting in 100% attainment of the Free Cash Flow target for the period.
The final payout percentage earned for the Performance Period was 52.6%.
Metric	Weighting	Percent Earned	Weighted Payout
Adj. EBITDA	80% at target	54% of target goal	43% of target
Safety	10% at target	0% of target goal	0% of target
Free Cash Flow	10% at target	100% of target goal	10% of target
Total Payout			52.6% of target
With the exception of Messrs. Saltiel, Drummond and Brunnert, the final payout percentage of 52.6%, as determined above, was then multiplied by each Named Executive Officer’s target bonus opportunity of the Named Executive Officer base salaries in effect as of December 31, 2018, in order to

2
For a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (“GAAP”) to Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934 see the Company’s press release dated February 25, 2019 filed as Exhibit 99.1 on the Company’s Form 8-K dated February 26, 2019.

calculate the total bonus payable to each Named Executive Officer. For 2018, Mr. Saltiel received a guaranteed annual incentive bonus determined as a prorated portion (based upon the number of days Mr. Saltiel was employed by the Company in 2018) of  $750,000 pursuant to his Employment Agreement and Messrs. Drummond and Brunnert did not receive a bonus as they were not employed by the Company at the time of payout.
The bonus amounts paid to the Named Executive Officers for the 2018 fiscal year under the 2018 AIP are outlined in the chart below and are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column:
Name	Base Salary as of 12/31/18 ($)		Target Bonus as % of Base Salary		Percentage of Payout		Actual 2018 Bonus Award
Robert J. Saltiel(1)	$750,000	X	100%	X	N/A	=	$273,288
J. Marshall Dodson	$425,000	X	80%	X	52.6%	=	$178,989
Scott P. Miller	$310,000	X	80%	X	52.6%	=	$130,557
Katherine I. Hargis	$310,000	X	80%	X	52.6%	=	$130,557
Louis Coale	$240,000	X	50%	X	52.6%	=	$60,170(2)
Robert Drummond	N/A	X	125%	X	N/A	=	$0
David Brunnert	N/A	X	80%	X	N/A	=	$0

(1)
Mr. Saltiel received a guaranteed pro-rated target bonus pursuant to his Employment Agreement.

(2)
Mr. Coale’s bonus calculated pursuant to the 2018 AIP was $42,170. However, the Compensation Committee exercised positive discretion and awarded Mr. Coale a bonus of  $60,170 in connection with his promotion to Vice President and Controller of the Company.

Long-Term Incentive Compensation
2018 Equity Award Grants
The purpose of our long-term incentive compensation is to align the interests of our executives with those of our stockholders and to retain our executives and other eligible employees over the long term. We want our executives to be focused on increasing stockholder value, and we use the 2016 ECIP as the long-term vehicle to encourage and establish this focus.
The Compensation Committee may elect to grant equity-based awards under the 2016 ECIP to NEOs in connection with an employee’s initial hire, promotion and other events. Since emerging from bankruptcy in December 2016, the Compensation Committee has not yet developed a regular ongoing annual long-term incentive (“LTI”) award cycle for officers. In 2016, officers, including the NEOs, received emergence grants. In 2017 those grants were cancelled and replacement awards were granted that consisted of 50% time-based RSUs and 50% performance-based RSUs (the “Replacement Awards”). In light of leadership transitions, industry volatility, the grant of Replacement Awards at year-end 2017 and in an effort to conserve shares in the 2016 ECIP, no normal-cycle equity-based LTI awards were made to NEOs in 2018 except for in the case of promotions or new-hires (as described below). The Committee is still developing its strategy and plan for a future annual ongoing officer LTI program by taking into consideration stockholder feedback, the recent decline in the Company’s stock price, macro-economic industry factors, the impact on future run rate and dilution and the need to competitively award compensation to attract, retain and motivate employees.

2018 Coale Awards
On July 1, 2018, in connection with his offer letter and appointment to Vice President—Operations Controller of the Company’s wholly owned subsidiary, the Compensation Committee granted Mr. Coale 10,000 shares of time-based restricted stock units (“RSUs”) and 10,000 shares of performance-based restricted stock units (“PSUs”) with a fair market value of  $324,800 based on the closing stock price of  $16.24 per share on July 1, 2018. One-third of the RSU grant will vest each year on the anniversary date of the grant. One-third of the PSU grant will be earned based on the Adjusted EBITDA-based performance goals achieved over each of the one-year performance periods with respect to the 2018, 2019, and 2020 calendar years, and the earned portion of the entire PSU award will settle following the end of the performance period with respect to the 2020 calendar year. Upon a termination of Mr. Coale’s employment for any reason, any portion of the PSU award which remains unvested will be forfeited.
2018 Saltiel Awards
In connection with his appointment as the Company’s President and Chief Executive Officer and the execution of his Employment Agreement, on August 20, 2018, the Compensation Committee granted Mr. Saltiel a long-term incentive award of  $1.25 million in the form of time-vesting RSUs that vest over three years in three equal installments and a special sign-on award of  $2 million in the form of RSUs that vest over three years in three equal installments.
2017 Year-End Grant of Performance-Based Restricted Stock Units (2018–2020 Performance Period)
As described above, on December 31, 2017, the Compensation Committee granted 50% of the Replacement Awards to Messrs. Drummond, Brunnert, Dodson and Miller and Ms. Hargis in the form of performance-based restricted stock units (the “2017 PSU Grant”). One-third of the 2017 PSU Grant will be earned based on the Adjusted EBITDA-based performance goals achieved over each of the one-year performance periods with respect to the 2018, 2019, and 2020 calendar years, and the earned portion of the entire 2017 PSU Grant will settle following the end of the performance period with respect to the 2020 calendar year. Upon a termination of holder’s employment for any reason, any portion of the PSU award which remains unvested will be forfeited. Messrs. Drummond and Brunnert forfeited the 2017 PSU Grant upon termination with the Company on May 11, 2018 and September 12, 2018, respectively. On January 17, 2019, the Compensation Committee confirmed that the first tranche of the 2017 PSU Grant did not meet the performance criteria (EBITDA Threshold: $32.8 million; EBITDA Target: $41 million; EBITDA Stretch: $51.3 million; or EBITDA Maximum: $61.5 million) and as such were deemed forfeited.
Other Components of Total Compensation
The total compensation program for our Named Executive Officers also consists of the following components:
•
retirement, health and welfare benefits;

•
limited perquisites; and

•
certain post-termination payments.

Retirement, Health and Welfare Benefits
We offer a 401(k) savings plan and health and welfare programs to all eligible employees. Under the terms of their employment agreements, the NEOs are eligible for the same broad-based benefit programs on the same basis as the rest of our employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. For additional information about employment agreements, see “Compensation of Executive Officers-Employment Agreements” below.
Under the 401(k) plan, eligible employees may elect to contribute up to 100% of their eligible compensation on a pre-tax basis in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended, and the regulations promulgated there under (collectively, the “Code”). The cash amounts contributed under the 401(k) plan are held in a trust and invested among various investment funds in accordance with the directions of each participant. Effective as of September 1, 2015, we suspended the matching contribution under our 401(k) plan. Accordingly, for the year ended December 31, 2018, we made no employer matching contributions to the 401(k) plan. For plan years commencing on or after January 1, 2019, the Company reinstated the 100% match on the first 4% of eligible compensation contributed by an employee.
Limited Perquisites
We provide our NEOs with the opportunity to receive certain perquisites that we believe are reasonable and consistent with the practices of our peer group. With respect to certain NEOs, we pay eligible covered out-of-pocket medical and dental expenses not otherwise covered by insurance. The NEOs receive these reimbursements under the terms of, and subject to the limitations set forth in, our Executive Health Reimbursement Plan. These programs are intended to promote the health and financial security of our executives. The programs are provided at competitive market levels to attract, retain and reward superior executives in key positions. Perquisites did not constitute a material portion of the compensation to the NEOs for 2018. The value of these benefits for NEOs in 2018 is reflected under “All Other Compensation” column of the “2018 Summary Compensation Table” below.
Employment Agreements
We believe that it is appropriate to formally document the employment relationships that we have with certain executive officers of the Company, and we have entered into employment agreements with Messrs. Saltiel, Dodson and Miller and Ms. Hargis that offer severance payments and other benefits following termination of the applicable executive officer’s employment under various scenarios, as described below. The Company believes that offering severance benefits is beneficial in attracting and retaining key executive officers, encourages the retention of such executive officers during the pendency of a potential change of control transaction or other organizational changes within the Company and protects the Company’s interest.
The employment arrangements in place with Messrs. Saltiel, Dodson and Miller and Ms. Hargis provide for severance compensation if the executive’s employment is terminated for a variety of reasons, including a change of control of Key. Change of control benefits are structured as “double trigger” benefits such that benefits are paid only if the executive’s employment of is terminated during a specified period after a change of control. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a change of control where executives retain their positions and compensation is not reduced, while still providing appropriate incentives to cooperate in negotiating any change of control. In addition, these agreements avoid distractions involving executive management or their own continued employment that arise when the Board is considering possible strategic transactions involving a change of control, and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction. For additional information concerning severance and change of control benefits contained in the employment agreements of our Named Executive Officers, see “Compensation of Executive Officers—Payments Upon Termination or Change of Control” below.
Tax and Accounting Considerations
We account for equity-based compensation in accordance with the requirements of FASB ASC Topic 718, “Stock Compensation.” The tax and accounting consequences of utilizing various forms of compensation are considered by the Compensation Committee when adopting new or modifying existing compensation.
Risk Assessment and Mitigation
The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. In designing and implementing our award structure, we and the Compensation Committee worked closely with Meridian to mitigate any risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short-term and long-term compensation. Our compensation program structure and policy includes the following features to prevent and safeguard against excessive risk-taking:
✓
Payments under our short-term cash incentive program are based upon the Compensation Committee’s certification and review of a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

✓
Our long-term equity compensation rewards have performance or time-based vesting periods of at least three years for executives, which encourages executives to focus on sustaining the performance of the Company and its stock price;

✓
We pay compensation that is competitive with the market and our industry peers, while not being excessive;

✓
Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity and includes multiple performance metrics intended to create rewards based on our Company’s and our executives’ long-term performance;

✓
Our incentive compensation plans cap the maximum payout and implement design features that do not encourage excessive risk-taking;

✓
Our Compensation Committee has an appropriate level of discretion, including the ability to reduce payments under the short-term cash incentive program;

✓
Our Compensation Committee adopted a clawback policy and stock ownership guidelines, which provide additional levels of accountability for decision-making;

✓
Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders; and

✓
We do not have any agreements that provide for payments solely upon the occurrence of a change in control (except for performance-based equity awards, which vest based on the actual achievement of the applicable performance conditions through the date immediately prior to the change of control).

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.
Recoupment of Compensation
Upon the recommendation of the Compensation Committee, in 2018, the Board adopted a clawback policy that allows for the recoupment of cash and equity-based incentive-based compensation, at the sole discretion of our Board of Directors or Compensation Committee, in the event of a financial restatement that resulted in excess compensation being paid to current or former executive officers within a twenty-four month period preceding the date on which the Company is required to prepare the financial restatement. This clawback policy can be found in the Corporate Governance section of the Company’s website at www.keyenergy.com.
Insider Trading Policy; Anti-Hedging and Anti-Pledging
We maintain an insider trading policy that prohibits insiders from trading shares of our Common Stock when in possession of material non-public information. The policy also prohibits the pledging and hedging of our shares, including transactions involving short-sales, margin accounts and derivative securities.

Stock Ownership Guidelines
Upon the recommendation of the Compensation Committee, in 2018, the Board adopted stock ownership guidelines for our non-employee directors and executive officers, including our Named Executive Officers. The details of the stock ownership guidelines applicable to our executives (including our Named Executive Officers) are outlined below.
Title	Ownership Guidelines
Chief Executive Officer	Six times annual base salary
Direct Reports of the Chief Executive Officer	Three times annual base salary
Non-executive Board Member	Three times annual cash retainer
It is the responsibility of the non-employee directors and our executive officers to achieve and maintain compliance with this policy by the later of December 31, 2023 or at the end of five years of continuous service with the Company as an executive officer or member of the Board.
Executive Compensation Decisions Since Fiscal Year-End
Annual Incentive Bonus—2019 Short-Term Cash Incentive Plan
Certain 2019 compensation decisions were made in light of continued industry volatility and a challenging industry environment, as well as the decline in the Company’s stock price. Due to the market uncertainty, the Compensation Committee decided to set quarterly EBITDA performance goals in 2019, while safety and strategic goals will be measured annually. This is intended to allow better line of sight in the goal-setting process.
The performance metrics under the 2019 AIP, and their respective weightings, are as follows: 60% normalized EBITDA measured quarterly and, if earned, paid annually, 20% Safety measured annually and paid annually and 20% Strategic and Individual measured annually and, if earned, paid annually. The Compensation Committee has full discretion to evaluate all aspects of the bonus when determining the level of achievement of the 2019 AIP performance metrics, not to exceed 150% of target in the aggregate. The Compensation Committee will re-evaluate the effectiveness of quarterly versus annual performance goals for the 2020 short-term incentive plan.
Annual Long Term Incentive Grant—2019 Long-Term Incentive Awards
As mentioned above, due to the current industry environment and recent leadership transitions, the Compensation Committee has not yet developed a normal cycle granting LTI awards. The recent rapid decline in the value of our stock, the difficulty in setting long-term performance goals and the limited number of shares in our 2016 ECIP made awarding long-term incentive compensation in 2019 challenging. In an effort to control run rate and dilution levels as a result of the decline in our stock price at the time of grant, and based on the belief that there is significant upside value in our stock, the Compensation Committee elected to grant 2019 LTI awards at values that are significantly lower than typical targeted LTI values for our NEOs, and to award a portion of our 2019 LTI awards in equity and a portion in cash. The reduced award values were determined by dividing the original targeted LTI award values by an imputed $6.00 stock price, which approximates the 5-month average price on grant date. This resulted in fewer shares being granted than would have been granted at the closing stock price on the February 4, 2019 grant date (the “Award Date”) of  $2.19.

2019 LTI Awards versus Target LTI Awards
The following table presents information on the 2019 LTI awards versus typical targets for currently employed NEOs.
Name	Grant Date	Target LTI Values $	2019 LTI Equity Grant (# of RSUs)	2019 LTI Share Value Feb 4, 2019 Close of $2.19	2019 LTI Cash Award	2019 Grant Date LTI Total Value
Robert J. Saltiel	2/4/2019	$3,500,000	600,000	$1,314,000	$1,000,000	$2,314,000
J. Marshall Dodson	2/4/2019	$1,000,000	141,667	$310,251	$150,000	$460,251
Scott P. Miller	2/4/2019	$500,000	58,333	$127,749	$150,000	$277,749
Katherine I. Hargis	2/4/2019	$500,000	58,333	$127,749	$150,000	$277,749
Louis Coale	2/4/2019	$250,000	29,167	$63,876	$75,000	$138,876
Due to the significantly reduced 2019 LTIP grant values, the Compensation Committee determined it was appropriate to only grant time-based awards for this grant cycle. The Compensation Committee intends to re-evaluate its LTI program strategy for 2020 based on industry and market conditions present at that time, and intends to reinstate performance-based LTI awards in the future.
Time-vesting restricted stock units (“RSUs”) granted in 2019 will vest in equal installments on the first three anniversaries of the Award Date and the cash long-term incentive award (a “Cash LTI Award”) will vest 40% on the first anniversary of the Award Date and 60% on the second anniversary of the Award Date.
The RSU grants to Messrs. Dodson and Miller and Ms. Hargis are contingent upon stockholder approval of the 2019 Equity and Cash Incentive Plan (the “2019 Plan”) at the Company’s 2019 annual meeting of the stockholders. If stockholders approve the 2019 Plan, such RSUs will vest in equal installments on the first three anniversaries of the Award Date.
Employment Agreement Amendment
On February 4, 2019, the Company entered into an amendment (the “Amendment”) to the Employment Agreement to adjust the terms regarding Mr. Saltiel’s annual long-term incentive award for 2019 to reflect the changes to the Company’s 2019 LTI Award terms described above, and are provided in the Form 8-K filed with the SEC on February 6, 2019. The amendment to Mr. Saltiel’s Employment Agreement is described in more detail in the section below entitled “Potential Payments Upon a Termination of Control”.

Compensation of Executive Officers
2018 Summary Compensation Table
The following table contains information about the compensation that our NEOs earned for fiscal years 2018, 2017 and 2016 as applicable to their status as NEOs for each given year:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total
Robert J. Saltiel Chief Executive Officer	2018	$259,615		$273,288		$3,255,008	$	___	$	___	$484	$3,788,395
J. Marshall Dodson Chief Financial Officer	2018	$399,039	$	___	$	___	$	___		$178,989	$18,603	$596,631
	2017	$375,000		$283,333		$1,808,886	$	___		$165,262	$13,420	$2,645,901
	2016	$359,351		$141,667		$3,464,858		$1,074,313		$202,350	$11,002	$5,253,541
Scott P. Miller Chief Administrative Officer	2018	$291,827	$	___	$	___	$	___		$130,557	$1,191	$423,575
	2017	$275,000		$100.000		$840,260	$	___		$121,192	$486	$1,336,938
	2016	$266,233		$50.000		$1,587,870		$499,038		$148,390	$486	$2,552,017
Katherine I. Hargis General Counsel	2018	$304,808	$	___	$	___	$	___		$130,557	$1,341	$436,706
	2017	$276,442		$80,000		$1,070,661		$109,002		$132,210	$594	$1,668,909
	2016	$266,437		$40,000		$537,878		$166,332		$115,493	$594	$1,126,734
Louis Coale Vice President & Controller	2018	$144,077	$	___		$324,800	$	___		$60,170	$644	$529,521
Separated During 2018
Robert Drummond Former Chief Executive Officer	2018	$346,154	$750,000	$—	$—	$—	$14,510	$1,110,664
	2017	$750,000	$766,000	$3,561,059	$—	$505,795	$6,916	$5,589,770
	2016	$683,654	$1,000,000	$6,804,358	$2,114,929	$632,419	$15,299	$11,250,659
David Brunnert Former Chief Operating Officer	2018	$280,192	$—	$—	$—	$—	$801,179	$1,081,371
	2017	$350,000	$—	$1,418,400	$—	$154,244	$624	$1,923,268
	2016	$24,231	$—	$2,021,384	$665,370	$—	$—	$2,710,985

(1)
The amount in this column for 2018 consists of a payment received by Mr. Drummond pursuant to a promotion retention award granted on March 5, 2016 in connection with Mr. Drummond’s promotion to CEO. Amounts in this column for 2016 and 2017 consist of payments paid pursuant to cash retention awards granted on January 28, 2016 to Messrs. Drummond, Dodson, Miller and Ms. Hargis in the aggregate amounts as follows: Mr. Drummond ($766,000); Mr. Dodson ($425,000); Mr. Miller ($150,000) and Ms. Hargis ($120,000). Each of Messrs. Dodson, Miller and Ms. Hargis received payment of one-third of their retention award amounts on October 21, 2016 ($141,667, $50,000 and $40,000, respectively). The remainder of the retention award amounts for such executives ($283,333, $100,000 and $80,000, respectively), and the entire amount for Mr. Drummond, vested and was paid on June 30, 2017. The amount in this column consists of Mr. Saltiel’s pro-rata 2018 bonus paid pursuant to the terms of his Employment Agreement

(2)
The amounts in these columns represent the aggregate grant date fair value dollar amounts with respect to RSUs, PSUs and option awards granted in 2016, 2017 and 2018 under the 2016 Incentive Plan, as applicable, calculated on the respective grant date of each such award in accordance with FASB ASC Topic 718. For the 2018 awards, the assumptions made in the valuation of the expense amounts included in these columns are discussed in Note 20 in the notes to our consolidated financial statements, entitled “Share-Based Compensation,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. See the section of our Compensation Discussion and Analysis above entitled “2018 Equity Award Grants” and the “2018 Grants of Plan-Based Awards” table below for additional information regarding these awards. Amounts for 2018 for Mr. Saltiel include the value of an annual long-term incentive award of  $1.25 million in the form of time-vesting RSUs that vest over three years in three equal installments granted on August 20, 2018 and a special sign-on award of  $2 million in the form of time-vesting RSUs that vest over three years in three equal installments granted on August 20, 2018 in connection with his appointment as the Company’s President and Chief Executive Officer. Amounts for 2018 for Mr. Coale include the value of 10,000 performance-based RSUs with a three-year performance period using an EBITDA performance metric granted on July 1, 2018 and 10,000 time-based RSUs that vest over a period of three years in three equal installments, granted on July 1, 2018 in connection with his hiring as Vice President—Operations Controller of our wholly owned subsidiary, Key Energy Services, Inc. For 2017, amounts for each NEO include the value of Replacement Awards (granted 50% in the form of time-based RSUs vesting in three equal installments over a three-year period from the date of grant and 50% in the form of performance-based RSUs with a three-year performance period using an EBITDA performance metric) granted on December 31, 2017 in exchange for the forfeiture of all outstanding unvested equity awards, including time and performance-based options, performance-based stock units and time-based restricted stock units. The value of the portion of the Replacement Awards granted in the form of performance-based restricted stock units reflects performance at target, the probable outcome of the performance conditions underlying those awards as of the date of grant. The 2016 equity awards reflected in the column above were grants made upon emergence, as well as grants made prior to the Company’s Chapter 11 restructuring.
(3)
The amounts shown in this column consist of annual bonus payments made to the NEOs under each of the 2016 cash bonus incentive plan, the 2017 AIP, and the 2018 AIP.

(4)
A breakdown of the amounts shown in this column for 2018 for each of the NEOs is set forth in the table below.

Name	Insurance(a)	Medical Expenses(b)	Other(c)	Severance(d)	Total
Robert J. Saltiel	$306	—	$179	—	$484
Robert Drummond	$471	$13,265	$774	—	$14,510
J. Marshall Dodson	$1,224	$17,109	$270	—	$18,603
David Brunnert	$876	—	$302	$800,000	$801,179
Scott P. Miller	$1,011	—	$180	—	$1,191
Katherine I. Hargis	$1,072	—	$270	—	$1,341
Louis Coale	$437	—	—	—	$644

(a)
Includes premiums paid by the Company on behalf of the NEO for life insurance, accidental death and disability or other insurance policy for which the officer (or his or her family) is the beneficiary.

(b)
Represents out-of-pocket medical expenses not covered by insurance that are reimbursed to the NEO.

(c)
Includes amounts for imputed income with respect to life insurance and other benefits, including the Excess Group Life Policies.

(d)
Represents (i) $400,000 severance payable to Mr. Brunnert in connection with his departure and (ii) $400,000 retention bonus payable to Mr. Brunnert pursuant to the terms of Mr. Brunnert’s employment agreement and retention bonus award agreement, respectively.

2018 Grants of Plan-Based Awards
The following table presents information on plan-based awards made to the NEOs in fiscal 2018:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum Awards ($)	Threshold (#)	Target (#)	Maximum #
Robert J. Saltiel	8/20/2018				—	—	—	251,158	—	—	3,255,008
		421,875	937,500	990,000
J. Marshall Dodson	—				—	—	—	—	—	—	—
	—	153,000	340,000	448,800	—	—	—	—	—	—	—
Scott P. Miller	—				—	—	—	—	—	—	—
	—	111,600	248,000	327,360	—	—	—	—	—	—	—
Katherine I. Hargis	—				—	—	—	—		—	—
	—	111,600	248,000	327,360	—	—	—	—	—	—	—
Louis Coale	7/01/2018							20,000	—	—	324,800
		49,500	110,000	145,200	5,000	10,000	20,000	—	—	—	—
Robert Drummond	—				—	—	—	—	—	—	—
	—	421,875	937,500	1,237,500	—	—	—	—	—	—	—
David Brunnert	—				—	—	—	—	—	—	—
	—	126,000	280,000	369,600	—	—	—	—	—	—	—

(1)
The columns represent the potential annual value of the payout for each NEO under the cash bonus incentive compensation component if the threshold, target or maximum goals were satisfied. For a detailed description of the cash bonus incentive plan, see “Elements of Compensation; 2018 Compensation Decisions—Annual Cash Incentive; 2018 Incentive Plan” above. Amounts actually paid for the 2018 year are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2018 Summary Compensation Table” above.

(2)
These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

2018 Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to outstanding stock options, time-based RSUs and performance-based RSUs held by the NEOs as of December 31, 2018:
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Performance Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(1)
Robert J. Saltiel	—	—	—	$—	—	251,158	$519,897	—	$—
J. Marshall Dodson	12,754	—	—	$19.35	12/15/26	51,012	$105,595	76,518	$158,392
	12,754	—	—	$47.99	12/20/26	—	—	—	—
David Brunnert	7,900	—	—	$19.35	12/15/26	—	—	—	—
	7,900	—	—	$47.99	12/20/26	—	—	—	—
Scott P. Miller	5,924	—	—	$19.35	12/15/26	23,696	$49,051	35,544	$73,576
	5,924	—	—	$47.99	12/20/26	—	—	—	—
Katherine I. Hargis	4,938	—	—	$19.35	12/15/26	21,666	$44,849	32,500	$67,275
	4,938	—	—	$47.99	12/20/26	—	—	—	—
Louis Coale	—	—	—	—	—	10,000	20,700	10,000	20,700

(1)
The market price of stock awards is determined by multiplying the number of shares by the closing price of the stock on the last trading day of the year. The closing price quoted on the NYSE on December 31, 2018 was $2.07.

(2)
Represents RSUs which vest in annual increments beginning on the one-year anniversary of the date of grant. Performance-based RSUs are shown assuming target performance. With respect to each NEO, the vesting applicable to each outstanding award as of December 31, 2018 (including performance-based RSUs, assuming target performance) is as follows:

Name	Number of Shares	Vesting Date
Robert J. Saltiel	83,720	August 20, 2019
	83,720	August 20, 2020
	83,718	August 20, 2021
J. Marshall Dodson	25,506	December 31, 2019
	102,024	December 31, 2020
Scott P. Miller	11,848	December 31, 2019
	47,392	December 31, 2020
Katherine I. Hargis	10,833	December 31, 2019
	43,333	December 31, 2020
Louis Coale	3,334	July 1, 2019
	3,333	July 1, 2020
	13,333	July 1, 2021

2018 Option Exercises and Stock Vested
The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2018 for the NEOs:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Saltiel	N/A	N/A	N/A	N/A
J. Marshall Dodson	—	—	25,506	$52,797
Scott P. Miller	—	—	11,848	$24,525
Katherine I. Hargis	—	—	10,834	$22,426
Separated during 2018
Robert Drummond	N/A	N/A	N/A	N/A
David Brunnert	—	—	60,000	$790,200

(1)
Represents the number of shares of time-based RSUs that vested during 2018.

(2)
The value realized on vesting of restricted stock was calculated as the number of shares acquired on vesting (including shares withheld for tax withholding purposes) multiplied by the market value of our common stock on each respective vesting date. Market value is determined in accordance with the terms of the applicable incentive plan under which the restricted stock was granted, and, in the table above, was either (i) the closing price of our common stock on the NYSE for vesting dates that were trading days or (ii) using the average of the closing price of a share of Common Stock on the immediately preceding trading day and the opening price of a share of Common Stock on the immediately following trading day for vesting dates that were on a weekend or holidays.

Potential Payments Upon Termination or Change of Control
Key has entered into employment arrangements with each NEO that provide for certain payments upon a termination of employment, depending upon the circumstances of the NEO’s separation from Key, as summarized below. Our rationale for maintaining certain severance and change in control benefits has been described above within the Compensation Discussion and Analysis. Each of the arrangements with our NEOs that was effective for the 2018 year is summarized below.
Robert J. Saltiel, President and Chief Executive Officer
On August 20, 2018, the Company entered into the Employment Agreement with Mr. Saltiel pursuant to which Mr. Saltiel would serve as the Company’s President and Chief Executive Officer. Under the Employment Agreement, Mr. Saltiel’s initial compensation will consist of an annual base salary of $750,000, an annual cash incentive award target of 100% of base salary (for 2018 to be paid based on target performance and prorated for the portion of the year during which he is employed by the Company), an annual long-term incentive award of  $1.25 million in the form of time-vesting restricted stock units that vest over 3 years and a special sign-on award of  $2 million in the form of time-vesting restricted stock units that vest over three years. The 2018 long-term incentive award and sign-on award were granted on August 20, 2018. Beginning in 2019, Mr. Saltiel’s annual base salary will increase to $800,000 and his annual long-term incentive award will increase to $3.5 million and with respect to long-term incentive grants for fiscal years 2020 and thereafter, the Employment Agreement provides that each such annual grant (a) will have a grant date target value of no less than $3.75 million, (b) will be comprised of no less than 50% time-vesting and the remainder performance-vesting restricted stock units, as determined by the Board in its sole discretion, (c) will be subject to the terms of the applicable LTI Plan and award agreement, to the extent consistent with the Employment Agreement, and (d) will be made on or before April 30, of each calendar year.

On February 4, 2019, in connection with the Company’s lower stock price and shortage of available shares for issuance under the 2016 ECIP, the Company amended Mr. Saltiel’s Employment Agreement to revise the 2019 long-term annual incentive award from an equity award equal to $3.5 million to an award of 600,000 time-vesting restricted stock units that vest in equal annual installments on the first three anniversaries of the grant date and a time-vesting cash long-term incentive award in an amount equal to $1 million that vests 40% on the first anniversary of the grant date and 60% on the second anniversary of the grant date, subject to the terms of the applicable award agreements (the “2019 CEO LTI Grant.” The 2019 CEO LTI Grant was made on February 4, 2019 and is reflected above in the section entitled “Annual Long Term Incentive Grant—2019 Long-Term Incentive Awards.” Mr. Saltiel is entitled to at least four weeks of vacation per year and to participate in other benefit plans on terms consistent with those applicable to the Company’s employees generally, including, without limitation, personal time off, group medical and dental, life, accident and disability insurance, retirement plans and supplemental and excess retirement benefits as the Company may from time-to-time provide to similarly situated employees. As a condition of employment, Mr. Saltiel entered into a non-competition agreement pursuant to which Mr. Saltiel has agreed not to compete with Key or to solicit customers or employees of Key after the termination of his employment for a period of time equal to that during which he receives severance compensation or for a period of three years following a severance received after a Change of Control (as defined in his agreement).
Mr. Saltiel will be entitled to cash severance equal to two times the sum of his base salary plus target annual incentive award upon a termination by the Company without “Cause” (as defined in the Employment Agreement), or enhanced cash severance equal to three times the sum of his base salary plus target annual incentive award upon a termination by the Company without “Cause” or a termination by Mr. Saltiel for “Good Reason” (as defined in the Employment Agreement), in each case within two years following a “Change in Control” (as defined in the Employment Agreement).
Robert Drummond, former President and Chief Executive Officer
Mr. Drummond voluntarily terminated his employment with the Company effective May 11, 2018. Because the termination was voluntary, no payments were made to Mr. Drummond pursuant to his employment agreement and all unvested equity was forfeited on May 11, 2018. Following is a description of the terms of Mr. Drummond’s employment agreement that was in effect during his employment with the Company
On June 22, 2015, the Company entered into an employment agreement with Mr. Drummond pursuant to which Mr. Drummond would serve as the Company’s President and Chief Operating Officer. The Company amended and restated this employment agreement effective April 19, 2016 to reflect Mr. Drummond’s promotion to President and Chief Executive Officer. The agreement provides for an initial term to expire on March 5, 2018. The term will be automatically renewed for an additional one-year period on that date (and on each subsequent anniversary of the effective date of the agreement) unless either party gives written notice of its intent not to extend the term. The agreement provides for an annual base salary of  $750,000 and an annual incentive bonus opportunity based on the achievement of performance objectives established by the Compensation Committee with the target bonus based on a percentage of his base salary as determined by the Compensation Committee. Mr. Drummond is entitled to at least four weeks of vacation per year and to participate in the Company’s Executive Health Reimbursement Plan, Director and Officer Liability Insurance, voluntary annual physicals and other benefit plans on terms consistent with those applicable to the Company’s employees generally, including, without limitation, personal time off, group medical and dental, life, accident and disability insurance, retirement plans and supplemental and excess retirement benefits as the Company may from time-to-time provide to similarly situated employees. As a condition of employment, Mr. Drummond entered into a non-competition agreement pursuant to which Mr. Drummond has agreed not to compete with Key or to solicit customers or employees of Key for a period of one year after the termination of his employment. In addition, in connection with Mr. Drummond’s promotion to Chief Executive Officer, the Company entered into a Promotion Bonus Agreement with Mr. Drummond on March 7, 2016 pursuant to which Mr. Drummond would receive a promotion bonus of  $750,000 (the “Promotion Bonus”) if he was still employed by the Company on March 5, 2018. The Company revised the Promotion Bonus Agreement on

April 6, 2016 to provide that the promotion bonus will vest in full if Mr. Drummond’s employment with the Company is terminated for any reason other than for “Cause” within 12 months following a “Change of Control” (both terms as defined in the revised Promotion Bonus Agreement), rather than on a pro-rata basis.
If Mr. Drummond’s employment with the Company is terminated by the Company without Cause or by Mr. Drummond for Good Reason (as such terms are defined in the employment agreement), or due to non-renewal of the agreement, subject to Mr. Drummond’s delivery of a release of claims in favor of the Company, Mr. Drummond will be entitled to a severance benefit equal to (i) two times his base salary in effect on the termination date payable in twenty-four equal monthly installments, (ii) full vesting of all equity-based incentive awards, and (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Drummond and his dependents until the earlier of two years from the date of termination or the date on which he commences full-time employment with another employer. In the event Mr. Drummond terminates his employment for Good Reason or is terminated without Cause (including non-renewal of his agreement) within one year following a Change of Control (as such term is defined in his employment agreement), Mr. Drummond shall receive a severance benefit equal to (i) three times his base salary in effect on the termination date payable in twenty-four equal monthly installments plus three times his annual target cash bonus payable in a lump sum, (ii) full vesting of all equity-based incentive awards, (iii) the Promotion Bonus and (iv) a lump sum payment in cash equal to the cost of COBRA premiums for continued medical insurance coverage for Mr. Drummond and his dependents for two years from the date of termination. If Mr. Drummond’s employment with the Company is terminated by reason of Disability (as defined in his employment agreement), Mr. Drummond shall receive a severance benefit equal to (i) one times his base salary in effect on the termination date, payable in twelve equal monthly installments, reduced by the amount of any disability insurance proceeds actually paid to Mr. Drummond or for his benefit from the Company’s disability plans and programs during such time period, (ii) full vesting of all equity-based incentive awards, and (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Drummond and his dependents until the earlier of two years from the date of termination or the date on which he commences full-time employment with another employer. If Mr. Drummond’s employment is terminated by reason of death, Mr. Drummond shall not receive any severance payments pursuant to his agreement; however, his spouse and his dependents shall be entitled to receive continued group health, dental and vision coverage under the Company’s Welfare Plans and the Company shall pay all required COBRA premiums until the earlier of the second anniversary of his death or the date on which his spouse and his dependents receive replacement coverage that would terminate their COBRA termination rights.
J. Marshall Dodson, Senior Vice President, Chief Financial Officer and Treasurer
On March 25, 2013, the Company entered into an employment agreement with Mr. Dodson pursuant to which Mr. Dodson would serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. The employment agreement provides for an initial two-year term expiring on the second anniversary of the effective date of the agreement. The term will be automatically renewed for an additional one-year period on that date (and on each subsequent anniversary of the effective date of the agreement) unless either party gives written notice of its intent not to extend the term. The agreement provides for an annual base salary of  $350,000 that may be increased at the discretion of the Chief Executive Officer and the Compensation Committee and an annual incentive bonus opportunity based on the achievement of performance objectives established by the Compensation Committee. In January 2014, the Compensation Committee increased Mr. Dodson’s base salary to $375,000. In July, 2018 the Compensation Committee increased Mr. Dodson’s annual base salary to $425,000. Mr. Dodson is entitled to at least four weeks of vacation per year and to participate in the Company’s Executive Health Reimbursement Plan, Director and Officer Liability Insurance, voluntary annual physicals and other benefit plans on terms consistent with those applicable to the Company’s employees generally, including, without limitation, personal time off, group medical and dental, life, accident and disability insurance, retirement plans and supplemental and excess retirement benefits as the Company may from time-to-time provide to similarly situated employees. As a condition of employment, Mr. Dodson entered into a non-competition agreement pursuant to which Mr. Dodson has agreed not to compete with Key or to solicit customers or employees of Key after the termination of his employment for a period of time equal to that during which he receives severance compensation or for a period of three years following a severance received after a Change of Control (as defined in his agreement).
If Mr. Dodson’s employment with the Company is terminated by the Company without Cause or by Mr. Dodson for Good Reason (as such terms are defined in the employment agreement), or due to non-renewal of the agreement, subject to Mr. Dodson’s delivery of a release of claims in favor of the Company, Mr. Dodson will be entitled to a severance benefit equal to (i) two times his base salary in effect on the termination date payable in twenty-four equal monthly installments, (ii) full vesting of all equity-based incentive awards, and (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Dodson and his dependents until the earlier of two years from the date of termination or the date on which he commences full-time employment with another employer. In the event Mr. Dodson terminates his employment for Good Reason or is terminated without Cause (including non-renewal of his agreement) within one year following a Change of Control (as such term is defined in his employment agreement), Mr. Dodson shall receive a severance benefit equal to (i) three times his base salary in effect on the termination date payable in twenty-four equal monthly installments plus three times his annual target cash bonus payable in a lump sum, (ii) full vesting of all equity-based incentive awards, and (iii) a lump sum payment in cash equal to the cost of COBRA premiums for continued medical insurance coverage for Mr. Dodson and his dependents for two years from the date of termination. If Mr. Dodson’s employment with the Company is terminated by reason of Disability (as defined in his employment agreement), Mr. Dodson shall receive a severance benefit equal to (i) 12 months’ base salary in effect on the termination date, payable in twelve equal monthly installments, reduced by the amount of any disability insurance proceeds actually paid to Mr. Dodson or for his benefit from the Company’s disability plans and programs during such time period, (ii) full vesting of all equity-based incentive awards, and (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Dodson and his dependents until the earlier of two years from the date of termination or the date on which he commences full-time employment with another employer. If Mr. Dodson’s employment is terminated by reason of death, Mr. Dodson shall not receive any severance payments pursuant to his agreement; however, his spouse and his dependents shall be entitled to receive continued group health, dental and vision coverage under the Company’s Welfare Plans and the Company shall pay all required COBRA premiums until the earlier of the second anniversary of his death or the date on which his spouse and his dependents receive replacement coverage that would terminated their COBRA termination rights and all unvested equity awards vest in full.
On July 1, 2018, the Company entered into a retention bonus award agreement with Mr. Dodson providing for payment of a retention bonus pursuant to an award agreement (the “Retention Bonus”) in the amount of  $637,500 with 25% of the bonus vesting July 1, 2019 and the remainder vesting July 1, 2020. In the event Mr. Dodson is terminated without Cause (as defined in the 2016 ECIP), any unvested portion of the Retention Bonus will vest in full.
David Brunnert, former Senior Vice President and Chief Operations Officer
The Company terminated Mr. Brunnert’s employment without cause effective September 12, 2018. The Company paid severance in the amount of  $400,000, accelerated the vesting of his unvested time-based RSUs and paid COBRA pursuant to the terms of his employment agreement. In addition, the Company paid a lump sum of  $400,000 to Mr. Brunnert in connection with his termination pursuant to the terms of his Retention Bonus. Following is a description of the terms of Mr. Brunnert’s employment agreement that was in effect during his employment with the Company.
On December 4, 2017, the Company entered into an employment agreement with Mr. Brunnert which supersedes and replaces that certain amended and restated Change of Control Agreement between the Company and Mr. Brunnert dated January 31, 2017. The employment agreement provides for an annual base salary of  $350,000. In July of 2018, the Compensation Committee increased Mr. Brunnert’s annual base salary to $400,000. The employment agreement contains certain confidentiality, non-competition and intellectual property covenants.

Upon a termination of Mr. Brunnert’s employment with the Company (i) by the Company without “cause” (as defined in the employment agreement), (ii) by either the Company or the executive at the end of the term of the employment agreement after such term expires due to the Company delivering a notice of non-renewal, (iii) due to death or “disability” (as defined in the employment agreement), or (iv) by the executive for “good reason” within one year following a “change of control” (each as defined in the employment agreement), in each case, subject to the execution and non-revocation of a release, the Company will provide (x) a lump sum severance payment equal to the executive’s annual base salary, (y) continued coverage under the Company’s medical and dental benefit plans for 12 months, and (z) accelerated vesting of outstanding equity awards. If any amounts due to the executive on a termination of employment with the Company by the executive for good reason within one year following a change of control are includable in the executive’s gross income under Section 409A of the Internal Revenue Code of 1986, as amended, then the Company will pay an additional amount necessary to pay the executive for additional income taxes on such amounts.
On July 1, 2018, the Company entered into a retention bonus award agreement with Mr. Brunnert providing for payment of a retention bonus pursuant to an award agreement (the “Retention Bonus”) in the amount of  $400,000 with 25% of the bonus vesting July 1, 2019 and the remainder vesting July 1, 2020. In the event Mr. Brunnert is terminated without Cause (as defined in the 2016 ECIP), any unvested portion of the Retention Bonus will vest in full.
Scott P. Miller, Senior Vice President, Operations Services and Chief Administrative
On January 28, 2016, the Company entered into an employment agreement with Mr. Miller pursuant to which Mr. Miller would serve as the Company’s Senior Vice President, Operations Services and Chief Administrative Officer. The employment agreement provides for an initial term expiring on January 31, 2017. The term will be automatically renewed for an additional one-year period on that date (and on each subsequent anniversary of the effective date of the agreement) unless either party gives written notice of its intent not to extend the term. The agreement provides for an annual base salary of  $275,000. In July 2018, the Compensation Committee increased Mr. Miller’s annual base salary to $310,000. Mr. Miller is entitled to at least four weeks of vacation per year and to participate in other benefit plans on terms consistent with those applicable to the Company’s employees generally, including, without limitation, personal time off, group medical and dental, life, accident and disability insurance, retirement plans and supplemental and excess retirement benefits as the Company may from time-to-time provide to similarly situated employees.
If Mr. Miller’s employment with the Company is terminated by the Company for death, Disability or without Cause (as such terms are defined in his employment agreement) or due to non-renewal of the agreement, subject to Mr. Miller’s delivery of a release of claims in favor of the Company, Mr. Miller will be entitled to a severance benefit equal to 12 months’ annual base salary in effect at the time of his termination payable in a lump sum. In the event Mr. Miller terminates his employment for Good Reason or is terminated without “Cause” (including non-renewal of his agreement) within one year following a Change of Control (as such term is defined in his employment agreement), Mr. Miller shall receive the severance benefit stated above and, in addition, he will be entitled to continued coverage for himself and his dependents under the Company’s medical and dental benefit plans for a period of 12 months at a cost equal to the cost of such coverage for similarly-situated employees of the Company. Accelerated vesting of Mr. Miller’s equity awards is controlled by Mr. Miller’s equity award agreements. In the event of a termination without Cause, including a termination for Good Reason, within one year of a Change of Control (as such terms are defined in Mr. Miller’s equity award agreements), Mr. Miller’s outstanding time-vested equity awards will automatically vest and his performance-based equity awards will vest at the discretion of the Board.
On July 1, 2018, the Company entered into a retention bonus award agreement with Mr. Miller providing for payment of a retention bonus pursuant to an award agreement (the “Retention Bonus”) in the amount of  $310,000 with 25% of the bonus vesting July 1, 2019 and the remainder vesting July 1, 2020. In the event Mr. Miller is terminated without Cause (as defined in the 2016 ECIP), any unvested portion of the Retention Bonus will vest in full.

Katherine I. Hargis, Senior Vice President, General Counsel & Secretary
In connection with her promotion as the Company’s Senior Vice President, General Counsel and Corporate Secretary on September 12, 2017, the compensation committee approved the terms for an employment agreement to be entered into with Ms. Hargis effective December 4, 2017, which supersedes and replaces that certain Change of Control Agreement between the Company and Ms. Hargis dated January 6, 2014. The employment agreement provides for an annual base salary of  $300,000 and contains certain confidentiality, non-competition and intellectual property covenants. In July 2018, the Compensation Committee increased Ms. Hargis’ annual base salary to $310,000.
Upon a termination of Ms. Hargis’ employment with the Company (i) by the Company without “Cause” (as defined in the Hargis employment agreement), (ii) by either the Company or the executive at the end of the term of the employment agreement after such term expires due to the Company delivering a notice of non-renewal, (iii) due to death or “Disability” (as defined in the Hargis employment agreement), or (iv) by the executive for “Good Reason” within one year following a “Change of Control” (each as defined in the Hargis employment agreement), in each case, subject to the execution and non-revocation of a release, the Company will provide (x) a lump sum severance payment equal to the executive’s annual base salary, (y) continued coverage under the Company’s medical and dental benefit plans for 12 months, and (z) accelerated vesting of outstanding equity awards. If any amounts due to the executive on a termination of employment with the Company by the executive for Good Reason within one year following a Change of Control is includable in the executive’s gross income under Section 409A of the Internal Revenue Code of 1986, as amended, then the Company will pay an additional amount necessary to pay the executive for additional income taxes on such amounts.
On July 1, 2018, the Company entered into a retention bonus award agreement with Ms. Hargis providing for payment of a retention bonus pursuant to an award agreement (the “Retention Bonus”) in the amount of  $310,000 with 25% of the bonus vesting July 1, 2019 and the remainder vesting July 1, 2020. In the event Ms. Hargis is terminated without Cause (as defined in the 2016 ECIP), any unvested portion of the Retention Bonus will vest in full.
Louis Coale, Vice President and Controller
Mr. Coale is not a party to an employment agreement.
The following tables reflect the potential payments to which our NEOs would have been entitled upon termination of employment and/or a change in control event that occurred on December 31, 2018. The closing price of a share of our common stock on December 31, 2018, the last trading day of the year, was $2.07. The actual amounts to be paid out to executives upon termination can only be determined at the time of each NEO’s separation from Key.
Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause or For Good Reason(5)	Change of Control (No Termination)(6)	Change of Control and Termination(7)
Robert J. Saltiel
Cash Severance	$3,000,000	$—	$—	$—	$3,000,000	$—	$4,500,000
RSU(8)	$519,897	$—	$—	$—	$519,897	$—	$519,897
Health & Welfare(9)	$47,287	$—	$—	$—	$47,287	$—	$47,287
Retention Bonus(10)	$—	$—	$—	$—	$—	$—	$—
Outplacement(11)	$15,000	$—	$—	$—	$15,000	$—	$15,000
Pro Rata Bonus(12)	$273,288	$—	$—	$—	$273,288	$—	$273,288
Total Benefit	$3,855,472	$0	$0	$0	$3,855,472	$0	$5,355,472

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause or For Good Reason(5)	Change of Control (No Termination)(6)	Change of Control and Termination(7)
J. Marshall Dodson
Cash Severance	$850,000	$—	$—	$425,000	$850,000	$—	$2,295,000
RSU(8)	$263,987	$—	$263,987	$263,987	$263,987	$—	$263,987
Health & Welfare(9)	$62,367	$—	$80,708	$83,157	$62,367	$—	$83,157
Retention Bonus(10)	$637,500	$—	$637,500	$637,500	$637,500	$—	$637,500
Outplacement(11)	$—	$—	$—	$—	$—	$—	$—
Pro Rata Bonus(12)	$—	$—	$—	$—	$—	$—	$—
Total Benefit	$1,813,855	$0	$982,196	$1,409,644	$1,813,855	$0	$3,279,644
Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause or For Good Reason(5)	Change of Control (No Termination)(6)	Change of Control and Termination(7)
Scott Miller
Cash Severance	$310,000	$—	$310,000	$310,000	$310,000	$—	$310,000
RSU(8)	$—	$—	$—	$—	$—	$—	$49,051
Health & Welfare(9)	$—	$—	$—	$—	$—	$—	$22,806
Retention Bonus(10)	$310,000	$—	$310,000	$310,000	$310,000	$—	$310,000
Outplacement(11)	$—	$—	$—	$—	$—	$—	$—
Pro Rata Bonus(12)	$—	$—	$—	$—	$—	$—	$—
Total Benefit	$620,000	$0	$620,000	$620,000	$620,000	$0	$691,857
Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause or For Good Reason(5)	Change of Control (No Termination)(6)	Change of Control and Termination(7)
Katherine I. Hargis
Cash Severance	$310,000	$—	$310,000	$310,000	$310,000	$—	$310,000
RSU(8)	$—	$—	$—	$—	$—	$—	$44,851
Health & Welfare(9)	$24,879	$—	$24,879	$24,879	$24,879	$—	$24,879
Retention Bonus(10)	$310,000	$—	$310,000	$310,000	$310,000	$—	$310,000
Outplacement(11)	$—	$—	$—	$—	$—	$—	$—
Pro Rata Bonus(12)	$—	$—	$—	$—	$—	$—	$—
Total Benefit	$644,879	$0	$644,879	$644,879	$644,879	$0	$689,730
Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause or For Good Reason(5)	Change of Control (No Termination)(6)	Change of Control and Termination(7)
Louis Coale
Cash Severance	$—	$—	$—	$—	$—	$—	$—
RSU(8)	$—	$—	$—	$—	$—	$—	$20,700
Health & Welfare(9)	$—	$—	$—	$—	$—	$—	$—
Retention Bonus(10)	$—	$—	$—	$—	$—	$—	$—
Outplacement(11)	$—	$—	$—	$—	$—	$—	$—
Pro Rata Bonus(12)	$—	$—	$—	$—	$—	$—	$—
Total Benefit	$0	$0	$0	$0	$0	$0	$20,700

(1)
Represents compensation payable if Key does not renew the NEO’s employment agreement after the initial term or any extension of the agreement.

(2)
Represents compensation payable if Key terminates the NEO’s employment for “Cause” or the NEO otherwise resigns without “Good Reason” as defined in the respective employment agreements.

(3)
Represents compensation due to the NEO’s estate upon his or her death.

(4)
Represents compensation payable to the NEO upon termination following determination of NEO’s permanent disability.

(5)
Represents compensation due to the NEO if terminated by Key without “Cause” or for certain NEOs, if the NEO resigns for “Good Reason,” as each such term is defined in the respective employment and equity agreements.

(6)
Represents payments due to the NEO in connection with a “Change of Control” (as defined in the respective employment and equity agreements) in which the NEO is not terminated.

(7)
Represents payments due to the NEO if the NEO is terminated without “Cause” or for “Good Reason” in connection with a “Change of Control” (as such terms are defined in the respective employment and equity agreements).

(8)
Represents the value of accelerated vesting of RSUs determined by multiplying the number of awards vesting by $2.07, the closing price on December 31, 2018.

(9)
Represents the value of health and welfare benefits at December 31, 2018 determined under each NEO’s employment agreement.

(10)
Represents the benefit of a retention award for Messrs. Dodson and Miller and Ms. Hargis pursuant to a Retention Bonus Award Agreement dated July 1, 2018.

(11)
Represents outplacement assistance due to the NEO over the two-year period following termination.

(12)
Represents annual incentive bonus prorated for the number of days employed during the year of termination.

Director Compensation
Pursuant to the compensation program for independent directors adopted by our Compensation Committee in connection with the Company’s reorganization, our independent directors received an annual fee equal to $125,000 in 2018. In addition, the independent directors also received an annual equity award having a fair market value of  $125,000 (which for 2018 was granted in the form of RSUs), and are reimbursed for travel and other expenses directly associated with Key business. Additionally, the chair of the Audit Committee receives an additional $20,000 per year for his service. All members of the Audit Committee, excluding the chair, receive an additional $10,000 per year for their service. All annual director fees are paid in quarterly installments. In January 2018, the Compensation Committee determined to grant an additional annual retainer to the Lead Director for his service in the amount of 676 shares of restricted stock equal to $10,000. This award was granted to Mr. Gaut on February 1, 2018 and vested in four equal quarterly installments beginning March 31, 2018.

The following table discloses the cash and equity awards earned, paid or awarded, as the case may be, to each of our independent directors during the fiscal year ended December 31, 2018. As a director who is also an employee, Mr. Drummond received no additional compensation for his service as a director until May 11, 2018 when he resigned as the Company’s President and Chief Executive Officer. Mr. Drummond received a pro-rated cash retainer for his service on the Board from May 11, 2018 until August 20, 2018. In addition, as directors who are not considered independent for NYSE purposes, Messrs. Norment, Kotzubei and Kelln and Ms. Sigler received no additional compensation for their services as a director; thus these directors are not included in the following table:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Scott D. Vogel	$125,000	$125,000	$250,000
Sherman K. Edmiston III	$135,000	$125,000	$260,000
H.H. Tripp Wommack, III	$145,000	$125,000	$270,000
Steven H. Pruett	$135,000	$125,000	$260,000
C. Christopher Gaut	$135,000	$135,000	$270,000
Robert Drummond	$34,188	$—	$34,188

(1)
The January 2, 2018 grant to directors was made pursuant to the 2016 ECIP and consisted of 10,603 shares of RSUs granted to each non-employee director that will vest in four equal quarterly installments beginning March 31, 2018. Although the annual equity awards are based on a number of shares having a fair market value of  $125,000 on the grant date of the award, because fractional shares are not granted, the amount of the award granted is slightly different than the target award amount. In addition, and as stated above, Mr. Gaut received an additional annual retainer for his service as Lead Director in the amount of 676 shares of restricted stock equal to $10,000. This award was granted to Mr. Gaut on February 1, 2018 and will vest in four equal quarterly installments beginning March 31, 2018. Because fractional shares are not granted, the amount of the award is slightly different than the target award amount.

Mr. Gaut resigned from the Board effective January 25, 2019 and Mr. Pruett was appointed Lead Director effective January 25, 2019. The Board determined to grant Mr. Pruett, as Lead Director an additional retainer of  $20,000 for 2019.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Messrs. Kelln (chair), Kotzubei, Norment, Vogel and Wommack, all of whom are non-employee directors. None of the Compensation Committee members has served as an officer or employee of Key and none of Key’s executive officers has served as a member of a Compensation Committee or board of directors of any other entity that has an executive officer serving as a member of the Board. Because the Company currently qualifies as a “Controlled Company” under the NYSE Rule 303A, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require our Compensation Committee to be comprised entirely of independent directors. Both Messrs. Vogel and Wommack qualify as independent for NYSE purposes.
CEO Pay Ratio Calculations
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), and SEC regulations, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Robert J. Saltiel, our Chief Executive Officer (our “CEO”). Under SEC regulations, when a company has multiple CEOs during the last completed fiscal year, it may elect to calculate the compensation provided to each person who served as CEO during the year for the time he or she served as the CEO and combine those figures or it may choose to look at the CEO serving on the date it selects to identify the median employee and annualize that CEO’s compensation. The Company selected the second option and elected to look at Mr. Saltiel’s compensation on the date that it selected to identify the median employee, December 1, 2018, and annualized his compensation.

For 2018, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our Company (other than the CEO) was $72,403.

•
The total compensation of our CEO, on an annualized basis, would have been $4,756,409.

•
Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 65 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO’s annualized, we took the following steps:
•
We determined that, as of December 1, 2018, our employee population consisted of approximately 2,825 individuals with all of these individuals located in the United States (as reported in Part I, Item 1 of this Form 10-K). This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers.

•
We identified our median employee by comparing the amount of salary or wages (including overtime pay) reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018. We did not include the value of annual equity award grants as such awards are not widely distributed to our employees.

•
After we identified our median employee, we calculated the median employee’s annual total compensation using the same methodology that we used to determine our CEO’s total compensation for the 2018 Summary Compensation Table, resulting in annual total compensation of  $72,623. The difference between our median employee’s salary, wages and overtime pay and the employee’s annual total compensation represents the estimated value of such employee’s health care benefits (estimated for the employee and such employee’s eligible dependents at $219) for the 2018 year.

•
With respect to the annual total compensation of our CEO, we used his annualized compensation of  $4,755,492. We determined his annualized compensation by assuming (i) $750,000 full-year base salary, (ii) $750,000 full-year target annual bonus, (iii) $3,255,008 for the full-year 2018 LTIP and sign-on equity awards he received in 2018, and (iv) $1,401 for the full-year insurance premiums and other expenses described in footnote 4 to the “All Other Compensation” column of our “Summary Compensation Table” above.

Security Ownership of Certain Beneficial Owners and Management
Stock Ownership of Certain Beneficial Owners and Management
This section provides information about the beneficial ownership of our common stock by our directors and executive officers. The number of shares of our common stock beneficially owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
The address for each person identified below is care of Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010.
Throughout this Proxy Statement, the individuals who served as our Principal Executive Officer and Principal Financial Officer during fiscal year 2018, and each of our other most highly compensated executive officers that are required to be in our executive compensation disclosures in fiscal year 2018, are referred to as the “Named Executive Officers” or “NEOs.”

Set forth below is certain information with respect to beneficial ownership of our common stock as of February 1, 2019 by each of our NEOs, each of our directors, as well as the directors and all executive officers as a group:
Name of Beneficial Owner	Total Beneficial Ownership(1)	Percent of Outstanding Shares(2)
Non-Management Directors:
Scott D. Vogel(3)	28,907	*
Sherman K. Edmiston III(4)	19,718	*
H.H. Tripp Wommack III(5)	19,718	*
Steven H. Pruett(6)	19,718	*
Bryan Kelln	—	*
Jacob Kotzubei	—	*
Philip Norment	—	*
Mary Ann Sigler	—	*
Named Executive Officers:
Robert J. Saltiel	—	*
Robert W. Drummond(7)	68,123	*
J. Marshall Dodson(8)	75,110	*
David Brunnert	68,608	*
Scott P. Miller(9)	15,480	*
Katherine I. Hargis(10)	18,807	*
Louis Coale	—	*
Current Directors and NEOs as a group (15 Persons):	334,189	1.64%

*
Less than 1%

(1)
Includes all shares with respect to which each director or executive officer directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares and/or the power to dispose or to direct the disposition of such shares. Includes shares that may be purchased under stock options and/or warrants that are exercisable currently or within 60 days after February 1, 2019.

(2)
An individual’s percentage ownership of common stock outstanding is based on 20,363,198 shares of our common stock outstanding as of February 1, 2019. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Does not include 5,208 unvested restricted stock units that will vest on March 31, 2019 as Mr. Vogel chose to defer settlement of the RSUs upon the earlier to occur of: a) December 31, 2021; b) the sixty (60) day period immediately following the termination of services with the Company (which shall also be deemed to be a “separation from service” pursuant to Section 409A of the Code) with the Company; or c) the sixty (60) day period immediately following the consummation of the “change in control” of the Company. Does not include 10,603 restricted stock units that are fully vested as Mr. Vogel chose to defer settlement of the RSUs upon the earlier to occur of: a) December 31, 2020; b) the sixty (60) day period immediately following the termination of services with the Company (which shall also be deemed to be a “separation from service” pursuant to Section 409A of the Code) with the Company; or c) the sixty (60) day period immediately following the consummation of the “change in control” of the Company.

(4)
Includes 5,208 unvested restricted stock units that will vest on March 31, 2019.

(5)
Includes 5,208 unvested restricted stock units that will vest on March 31, 2019.

(6)
Includes 5,208 unvested restricted stock units that will vest on March 31, 2019.

(7)
Includes 29,212 shares of common stock issuable upon the exercise of warrants.

(8)
Includes 13,786 shares of common stock issuable upon the exercise of warrants and 25,508 shares of common stock issuable upon the exercise of options.

(9)
Includes 3,632 shares of common stock issuable upon the exercise of warrants and 11,848 shares of common stock issuable upon the exercise of options.

(10)
Includes 1,852 shares of common stock issuable upon the exercise of warrant and 9,876 shares of common stock issuable upon the exercise of options.

The following table sets forth, certain information regarding the beneficial ownership of common stock by each person, other than our directors or executive officers, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Soter Capital, LLC(1) 360 North Crescent Drive, South Building Beverly Hills, CA 90210	10,204,609	50.11%
Rutabaga Capital Management(2) 64 Broad Street, 3rd Floor Boston, MA 02109	2,285,871	11.26%
Contrarian Capital Management, L.L.C.(3) 411 West Putnam Avenue, Suite 425 Greenwich, CT 06830	1,803,736	8.89%
Goldman Sachs & Co LLC(4) 200 West Street New York, NY 10282	1,514,591	7.5%

(1)
Number of shares beneficially owned is based solely on a Schedule 13D/A filed with the SEC on February 26, 2019 and a Form 4 filed on March 14, 2019 on behalf of each of: (i) Soter Capital, LLC, a Delaware limited liability company, (ii) Soter Capital Holdings, LLC, a Delaware limited liability company, (iii) PE Soter Holdings, LLC, a Delaware limited liability company, (iv) Platinum Equity Capital Soter Partners, L.P., a Delaware limited partnership, (v) Platinum Equity Partners III, LLC, a Delaware limited liability company, (vi) Platinum Equity Investment Holdings III, LLC, a Delaware limited liability company, (vii) Platinum Equity InvestCo, L.P., a Cayman Islands limited partnership, (viii) Platinum Equity Investment Holdings IC (Cayman), LLC, a Delaware limited liability company, (ix) Platinum InvestCo (Cayman), LLC, a Cayman Islands limited liability company (x) Platinum Equity Investment Holdings, LLC, a Delaware limited liability company, (xi) Platinum Equity Investment Holdings III Manager, LLC, a Delaware limited liability company, (xii) Platinum Equity, LLC, a Delaware limited liability company and (xiii) Tom Gores, an individual.

(2)
Number of shares beneficially owned is based solely on a Schedule 13G/A filed with the SEC on March 7, 2019 on behalf of Rutabaga Capital Management.

(3)
Number of shares beneficially owned is based solely on a Schedule 13G/A filed with the SEC on February 14, 2019 on behalf of Contrarian Capital Management, L.L.C.

(4)
Number of shares beneficially owned is based solely on a Schedule 13G filed jointly with the SEC on February 12, 2019 by the Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC relating to securities beneficially owned by certain operating units (collectively, the “Goldman Sachs Reporting Units”) of the Goldman Sachs Group, Inc. and its subsidiaries and affiliates. The Goldman Sachs

Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units.
We have not made any independent determination as to the beneficial ownership of each stockholder, and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.
Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders also are required by SEC rules to furnish Key with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms furnished or available to us, we believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2018. In making these statements, we have relied upon an examination of the copies of Forms 3, 4 and 5, and amendments thereto, and the written representations of our directors, executive officers and 10% stockholders.
Certain Relationships and Related Transactions, And Director Independence
Certain Relationships and Related Party Transactions Related to Our Reorganization
On the Effective Date, pursuant to the Plan, the Company issued to former holders of the Predecessor Company’s 6.75% senior notes, in exchange for the cancellation and discharge of such notes, 7,500,000 shares of the Successor Company’s common stock. The Successor Company also issued 11,769,014 shares of the Successor Company’s common stock to certain participants in rights offerings conducted pursuant to the Plan. As a result of these issuances, on the Effective Date, a number of former holders of the Predecessor Company’s senior notes became beneficial owners of greater than 5% of the Successor Company’s common stock, including (i) Soter and (ii) certain funds managed by Contrarian Capital Management, L.L.C. (the “Contrarian Funds”). In addition, on February 7, 2018, The Goldman Sachs Group, Inc. (the “GS Group”) reported that certain operating units of the GS Group and its affiliates became beneficial owners of greater than 5% of the Successor Company’s common stock.
Term Loan Facility
On the Effective Date, the Company entered into the Term Loan Facility among the Company, as borrower, certain subsidiaries of the Company named as guarantors therein, Cortland Capital Market Services LLC and Cortland Products Corp., as agents for the lenders, and certain financial institutions party thereto as lenders, including certain affiliates of the Contrarian Funds and affiliates of Goldman Sachs Group, Inc. Affiliates of the Contrarian Funds owns $1.25 million, respectively, of the $250 million outstanding principal amount of the Term Loan Facility.
Registration Rights Agreement
On the Effective Date, the Company entered into the Registration Rights Agreement with certain stockholders of the Successor Company, including Soter, the Contrarian Funds and an affiliate of the GS Group. Pursuant to the Registration Rights Agreement, Key committed to file a resale shelf registration statement covering all Registrable Securities (as defined in the Registration Rights Agreement) of each stockholder party to the Registration Rights Agreement (each such party, together with its permitted transferees, a “Rights Agreement Party”) by no later than March 6, 2017. Key filed a shelf registration statement covering shares owned by all Rights Agreement Parties other than Soter on March 6, 2017 and the shelf registration statement was declared effective on April 13, 2017. On August 29, 2017, in light of the fact that the holding period prescribed by Rule 144 under the Securities Act of 1933 had expired for all

Rights Agreement Parties other than Soter, the Rights Agreement Parties amended the Registration Rights Agreement to terminate the Company’s obligation to keep a registration statement continuously effective. The amendment also provided that, if the safe harbor provisions of Rule 144 become unavailable to any Rights Agreement Party, such that the Rights Agreement Party can no longer sell shares without limitations on volume or manner of sale or a notice requirement, then the obligations related to filing and keeping effective a shelf registration statement will be reinstated. On September 5, 2017, the Company terminated the shelf registration statement filed on March 6, 2017.
To the extent Key does not have available such an effective shelf registration statement, each Rights Agreement Party that holds Registrable Securities will have two demand registration rights per calendar year (subject to customary blackout periods); provided that any such demand must be for an offering of at least $12.5 million of estimated gross proceeds (taking into account the requests of all requesting Rights Agreement Parties); provided, further, that in no event will Key be required to comply with more than one demand by any Rights Agreement Party (other than Soter, Platinum and its other affiliates) in any six-month period.
Key is also required to effect underwritten offerings pursuant to shelf takedowns (if a shelf registration statement is then in effect) and demands by the Rights Agreement Parties. Key will not be required to facilitate an underwritten offering facilitated by marketing efforts on the part of Key (a “Marketed Underwritten Offering”) unless the proceeds to all requesting Rights Agreement Parties from such offering are at least $12.5 million. Furthermore, Key will not be required to effect (i) more than two Marketed Underwritten Offerings in any calendar year or more than six Marketed Underwritten Offerings in the aggregate, or (ii) more than four underwritten offerings other than Marketed Underwritten Offerings in any calendar year or more than eight underwritten offerings that are not Marketed Underwritten Offerings in the aggregate, in each case of  (i) and (ii), as requested by any Rights Agreement Party other than Soter, Platinum and its other affiliates.
The Rights Agreement Parties have certain piggyback registration rights, and the Registration Rights Agreement also includes customary indemnification provisions. The Registration Rights Agreement will terminate with respect to any Rights Agreement Party when such party ceases to hold or beneficially own Registrable Securities.
Corporate Advisory Services Agreement
On the Effective Date, the Company entered into a corporate advisory services agreement (the “CASA”) with Platinum, an affiliate of Soter. Pursuant to the CASA, Platinum provides certain business advisory services to Key, and Key, as consideration therefor, pays Platinum an advisory fee of  $2.75 million per year (subject to certain limitations and adjustments). In addition, Key reimburses Platinum for ordinary course, reasonable and documented out-of-pocket expenses of up to an aggregate amount of  $375,000, on an annual basis, subject to certain limitations.
The CASA has an initial term commencing on the Effective Date and ending on December 31, 2019. Thereafter, the independent members of the Board will have the option to renew the CASA for additional one-year terms, with each such extended term ending on December 31 of the subsequent year. The CASA may be terminated by Platinum upon 90-days’ written notice, and automatically terminates 45 days after the date Platinum owns less than 33% of the outstanding shares of our common stock.
Review and Approval Policies and Procedures for Related Party Transactions
Bylaw Provisions Regarding Related Party Transactions
Our bylaws, which were amended and restated on the Effective Date, require the approval of a Supermajority (as defined below) of the Board for the Company to enter into any transaction with related parties of Key, Platinum or any Related Advisor (as defined below), except for (i) compensation agreements with directors in the ordinary course of business, and (ii) arm’s-length commercial transactions in the ordinary course of business between any Platinum portfolio company and the Company if the aggregate transaction does not exceed $1 million per calendar year. “Related Advisor” means (i) any affiliates, current employees and certain former employees of Platinum, (ii) any person or entity that earns more than 50% of its annual revenue from Platinum or its affiliates or (iii) Palm Tree Advisors LLC or any of its successors or affiliates.

Prior to the Annual Meeting, if our CEO is currently serving on the Board, then “Supermajority” Board approval means at least nine of the thirteen director votes, including (i) at least seven votes cast by Soter Directors, (ii) at least two votes cast by directors who are not Soter Directors and (iii) at least one vote cast by an Other Director. Following the Annual Meeting, “Supermajority” Board approval will consist of at least eight of 11 director votes, including (x) at least six votes cast by Soter Directors and (y) at least two votes cast by directors who are not Soter Directors.
Our Related Party Transaction Policy
On November 2, 2018, our Board replaced our Affiliate Transaction Policy with our Related Party Transaction Policy. The Related Party Transaction Policy prohibits the Company from entering any transaction with certain affiliates for an amount exceeding $120,000 during the fiscal year in which such affiliate has a direct or indirect material interest, unless the transaction is approved or ratified by our Audit Committee. For this purpose, affiliates include directors (including director nominees), executive officers, people known to the Company to own more than 5% of the Company’s voting securities, and immediate family members of any of the foregoing. In addition, certain categories of transactions are exempted from review under the Related Party Transaction Policy, including certain indemnification payments, ordinary course business expenses and reimbursements, compensation to directors and executive officers in their capacity as such, payments to Platinum under the CASA, and arm’s length transactions with Platinum or certain of its affiliates if the aggregate transaction value is less than $1 million per calendar year. When determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, whether the terms of the transaction are fair to the Company, whether there are business reasons for the Company to enter the transaction, whether the transaction would impair the independence of an outside director under NYSE rules, the dollar amount involved, reputational issues, and whether the transaction would present an improper conflict of interest.
In addition, we require each of our directors and executive officers to complete an annual Directors and Officers Questionnaire to describe certain information and relationships (including those involving their immediate family members) that may be required to be disclosed in our Form 10-K, annual proxy statement and other filings with the SEC. Director nominees and newly appointed executive officers must complete the questionnaire at or before the time they are nominated or appointed. Directors and executive officers must immediately report to Key any changes to the information reported in their questionnaires arising throughout the year, including changes in relationships between immediate family members and Key, compensation paid from third parties for services rendered to Key not otherwise disclosed, interests in certain transactions and other facts that could affect director independence. Directors are required to disclose in the questionnaire, among other things, any transaction that the director or any immediate family member has entered into with Key or relationships that a director or an immediate family member has with Key, whether direct or indirect. This information is provided to our legal department for review and, if required, submitted to the Board for the process of determining independence.

PROPOSAL TWO: ADOPTION OF 2019 EQUITY AND CASH INCENTIVE PLAN
At the recommendation of the Compensation Committee, on February 22, 2019, our Board adopted, subject to approval by our stockholders, the Key Energy Services, Inc. 2019 Equity and Cash Incentive Plan (the “2019 Plan” or the “Plan”). Our Board has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the annual meeting.
We currently maintain the 2016 ECIP. The total number of shares remaining available for issuance under the 2016 ECIP as of December 31, 2018 was 379,714 shares. The Compensation Committee and our Board have determined that the shares currently available for issuance or transfer under the 2016 ECIP are not sufficient in view of our compensation structure and strategy. Our Board believes it is advisable to adopt a new comprehensive incentive compensation plan which will serve as the successor incentive compensation plan to the 2016 ECIP and provide us with an omnibus plan under which we may continue to design and structure awards of options, restricted awards, stock appreciation rights, cash-based awards and other stock-based awards for selected employees, consultants and directors who will contribute to our long-range success. Our Board believes that the availability of  (i) 1,500,000 shares of our common stock, plus (ii) the number of shares of our common stock available (or that become available) for issuance under the 2016 ECIP as of the date of the annual meeting will ensure that we continue to have a sufficient number of shares available to achieve our compensation strategy. Shares of common stock available for distribution under the 2019 Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.
When analyzing the number of shares of common stock that should be available under the 2019 Plan, we considered a number of factors including, the number of shares available under the 2016 ECIP, the full dilution level for our investors based on the total shares available for grant under the 2019 Plan (including the 2016 ECIP) and our projected estimated annual share use based on historical and anticipated future market-competitive annual award levels. Our Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, consultants and directors the opportunity to acquire or increase their proprietary interests in us through equity ownership.
The 2019 Plan also reflects changes to the Code resulting from the passage of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. Under the Tax Cuts and Jobs Act, certain performance-based compensation is no longer deductible under Section 162(m) of the Code. Therefore, because our Board believes that the Company’s incentive compensation plan should reflect these changes to the law, we have included corresponding changes to the 2019 Plan.
If the 2019 Plan is approved by our stockholders, then no further awards will be granted under the 2016 ECIP and the number of authorized shares of common stock remaining available for grant under the 2016 ECIP as of the effective date of the 2019 Plan and any additional shares that become available for issuance under the 2016 ECIP due to forfeiture of any outstanding awards under the 2016 ECIP will be available for issuance under the 2019 Plan. The terms of all awards outstanding under the 2016 ECIP will continue to apply to such awards.
A copy of the 2019 Plan is attached to this proxy statement as Annex A. The description of the 2019 Plan that follows is qualified in its entirety by reference to the attached 2019 Plan.
If approved by our stockholders, the 2019 Plan will become effective on May 1, 2019.
Vote Required
Approval of the proposal to adopt the 2019 Plan requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Proposal Two is not considered a routine matter. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Recommendation
The Board unanimously recommends that stockholders vote FOR
the Approval of the 2019 Plan.

Summary of the 2019 Equity and Cash Incentive Plan
Administration. The 2019 Plan will be administered by our Board or a committee designated by our Board (the “Committee”). Our Board or the Committee (the “Administrator”) will have the power and authority to select Participants (as defined below) in the 2019 Plan and grant Awards (as defined below) to such Participants pursuant to the terms of the 2019 Plan. Our Board has designated the Compensation Committee as the Administrator of the 2019 Plan. In addition, the Administrator will have the authority, among other powers, to (a) construe, interpret and administer the 2019 Plan, reconcile any inconsistency in, correct any defect in or supply any omission in the 2019 Plan or any agreement relating to Awards, (b) promulgate, amend and rescind the rules and regulations relating to the administration of the 2019 Plan, (c) delegate its authority to one or more of our officers with respect to Awards that do not involve certain of our executive officers, (d) determine when Awards are to be granted under the 2019 Plan and the applicable grant date, (e) select those Participants to whom Awards will be granted, (f) determine the number of shares of common stock to be made subject to each Award, (g) determine whether each option is or is not intended to qualify as an incentive stock option, (h) prescribe the terms and conditions of each Award, (i) accelerate or otherwise modify the time or manner of vesting, or the term of any outstanding Award, subject to certain limitations, (j) determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting a termination of employment for purposes of the 2019 Plan, (k) make adjustments with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments, and (l) exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the 2019 Plan. All decisions made by the Administrator pursuant to the provisions of the 2019 Plan will be final and binding on us and the Participants.
Number of Shares Authorized. Subject to adjustment, the total number of shares of our common stock, par value $0.01 per share, that will be available for the grant of Awards under the 2019 Plan will be the sum of  (i) 1,500,000 shares of common stock, plus (ii) the number of authorized shares of common stock remaining available for grant under the 2016 ECIP as of the effective date and any additional shares that become available for issuance under the 2016 ECIP in accordance with the 2019 Plan. For purposes of this limitation, any stock subject to an Award under the 2019 Plan or the 2016 ECIP that is canceled, forfeited, expires or otherwise terminates without the issuance of stock, is settled in cash, or is exchanged with the Administrator’s permission, prior to the issuance of stock, or for an Award not involving stock, will again become available for issuance under the 2019 Plan.
Shares of stock surrendered or withheld in payment of the exercise price of an option and shares of stock withheld by us to satisfy tax withholding obligations will count against the plan limit described above, and the full number of stock appreciation rights granted that are to be settled by the issuance of shares of common stock shall be counted against the aggregate plan limit described above, regardless of the number of shares of common stock actually issued upon settlement of such stock appreciation rights. For the avoidance of doubt, if shares of common stock are repurchased by the Company on the open market with the proceeds of the exercise price of options, such shares will not again be made available for issuance under the 2019 Plan. Shares of common stock subject to awards that are assumed, converted or substituted under the 2019 Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the shares that may be granted under the 2019 Plan. Available shares under a stockholder approved plan of an acquired company (as adjusted to reflect the transaction) may be used for awards under the 2019 Plan and do not reduce the maximum number of shares available for grant under the 2019 Plan, subject to applicable stock exchange requirements. All shares of common stock may be issued as incentive stock options, and up to 5% of the shares of common stock initially authorized for issuance under the Plan may be granted free of the vesting limitations set forth in the 2019 Plan.
Eligibility. Awards may be granted to employees, directors and, in some cases, consultants (“Participants”). However, incentive stock options may be granted only to employees.
Awards Available for Grant. Awards may be in the form of cash- or stock-based awards (collectively, “Awards”). Available stock-based Awards include options (incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards. Awards may be subject to time-based and/or performance-based vesting conditions.

Non-Employee Director Limit. In order to retain and compensate our non-employee directors for their services, and to strengthen the alignment of their interests with those of the Company’s stockholders, the 2019 Plan permits the grant of cash-based and stock-based Awards to directors. Aggregate cash-based and stock-based Awards to any one non-employee director in respect of any calendar year, solely with respect to his or her service as a non-employee director of the Company, may not exceed $500,000 based on the aggregate value of cash-based Awards and the fair market value of stock-based Awards, in each case, determined as of the date of grant.
Minimum Vesting. The 2019 Plan includes minimum vesting requirements for equity Awards. Specifically, Awards of time-vesting Restricted Stock and Restricted Stock Units, and performance Awards, options, stock appreciation rights, and other stock-based Awards granted under the 2019 Plan must be subject to a one-year minimum vesting schedule; provided that, the Award agreement may provide for accelerated vesting in the event of a Participant’s death, disability, retirement or involuntary termination without cause, or in the event of a Change in Control (as defined below).
Options. Options may be granted as incentive stock options (stock options intended to meet the requirements of Section 422 of the Code) or nonstatutory stock options (stock options not intended to meet such requirements) and will contain such terms and conditions as the Administrator deems appropriate. The term of each option will be fixed by the Administrator but no stock option may be exercisable after the expiration of ten years from the grant date; however, in the case of incentive stock options granted to a 10% stockholder, the term of such option may not exceed five years from the grant date. The exercise price of each option may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant; however, in the case of incentive stock options granted to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The Administrator will determine the time or times at which, or other conditions upon which, an option will vest or become exercisable. Options, including both incentive stock options and nonstatutory stock options, will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Participant only by the Participant. However, the Participant may designate a third party who, in the event of the Participant’s death, will be entitled to exercise the option. Option Awards granted under the 2019 Plan shall not be eligible to receive or be credited with dividends or dividend equivalents.
Restricted Stock and Restricted Stock Units. The Administrator may award actual shares of common stock (“Restricted Stock”) or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock (“Restricted Stock Units”), in each case, that may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation or for any other purpose, as applicable, or, in the case of Restricted Stock Units, be settled in shares of common stock, for a certain period of time (the “Restricted Period”). Subject to the restrictions set forth in the Award agreement, Participants who are granted Restricted Stock generally will have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and to receive cash dividends and stock dividends with respect to the Restricted Stock. Unless otherwise set forth in the Award agreement, any such cash dividends and stock dividends shall be withheld by us for the Participant’s account, and shall be distributed to the Participant, at the discretion of the Administrator, in cash or in shares of common stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such shares. Any right to receive dividends with respect to Restricted Stock shall vest only if and to the extent the underlying Restricted Stock vests.
The Restricted Period will begin on the grant date and end at the time or times set forth on a schedule established by the Administrator in the applicable Award agreement (including the satisfaction of any applicable performance goals). At the discretion of the Administrator, Restricted Stock Units may also be credited with cash dividend equivalents and stock dividends, either currently or withheld for the Participant’s account and distributed, at the discretion of the Administrator, in cash or in shares of common stock having a fair market value equal to the amount of such dividends, only upon the settlement of the Restricted Stock Unit. Any right to receive dividend equivalents with respect to Restricted Stock Units shall vest only if and to the extent the underlying Restricted Stock Unit vests.

The performance criteria used to establish the performance goal(s) on Restricted Awards may be based on the attainment of specific levels of our performance and may include the following (without limitation):
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net earnings or net income (before or after taxes);

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basic or diluted earnings per share (before or after taxes);

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net revenue or net revenue growth;

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gross revenue;

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gross profit or gross profit growth;

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net operating profit (before or after taxes);

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return measures (including return on assets, capital, invested capital, equity or sales);

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cash flow (including operating cash flow, free cash flow, and cash flow return on capital);

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earnings before or after taxes, interest, depreciation, and/or amortization;

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gross or operating margins;

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productivity ratios;

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share price (including growth measures and total stockholder return);

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expense targets;

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margins;

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operating efficiency;

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objective measures of customer satisfaction;

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working capital targets;

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measures of economic value added;

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inventory control;

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enterprise value;

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Key Value Added;

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safety performance; and

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economic profit.

Stock Appreciation Rights. Stock appreciation rights may be granted either alone (“Free Standing Rights”) or, provided certain requirements of the 2019 Plan are satisfied, in tandem with all or part of any option granted under the 2019 Plan (“Related Rights”). Upon exercise, the holder of a stock appreciation right will be entitled to receive from us an amount equal to the product of  (a) the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share specified in the stock appreciation right or related option, multiplied by (b) the number of shares for which such stock appreciation right is exercised. The exercise price of a Free Standing Right will be determined by the Administrator, but will not be less than 100% of the fair market value of our common stock on the grant date of such Free Standing Right. A Related Right granted simultaneously with or subsequent to the grant of an option will have the same exercise price as the related option, will be transferable only upon the same terms and conditions as the related option, and will be exercisable only to the same extent as the related option. A stock appreciation right may be settled, at the sole discretion of the Administrator, in cash, shares of our common stock or a combination thereof. No stock appreciation right shall be exercisable after the expiration of ten years from the date it was granted. In addition, no stock appreciation right shall be eligible to receive or be credited with dividends or dividend equivalents.

Other Stock-Based Awards. The Committee may, in its sole discretion, grant Awards of shares of common stock and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the fair market value of shares of common stock (including, without limitation, phantom awards). The terms and conditions of such Award will be determined by the Committee, including the requirement to complete a specified period of continuous service, the occurrence of an event or the attainment of performance objectives, and whether such Awards shall be settled in cash, shares of common stock, or a combination of both. At the discretion of the Administrator, each other stock-based Award may be credited with cash and stock dividend equivalents, which shall be distributed, at the discretion of the Administrator, in cash or in shares of common stock having a fair market value equal to the amount of such dividend equivalents (and earnings, if applicable) only upon settlement of the Award. In addition, any right to receive dividend equivalents with respect to any other stock-based Award shall vest only if and to the extent that the underlying Award vests.
Performance Awards. Any Award under the 2019 Plan may be subject to the satisfaction of one or more performance goals as set forth in the applicable Award agreement. The Administrator has full discretion to establish the terms and conditions for any Award subject to the satisfaction of any performance goal, including the discretion to select the type of Award to be issued, the performance goals, the length of the performance period, (subject to the minimum vesting period described above) and the performance formula (in each case, to be set forth in the Award agreement, as applicable). With respect to each performance goal utilized for a performance award, the Administrator may assign percentages or other relative values to various levels of performance which may be applied to determine the extent to which the Award becomes earned. The Administrator shall have sole discretion to determine whether the applicable performance goals have been met with respect to a given Participant, and if they have, will ascertain the extent to which the performance award has been earned and become vested. At the discretion of the Administrator, each performance Award may be credited with cash and stock dividends or dividend equivalents, which shall be distributed (together with any earnings thereon, if applicable), at the discretion of the Administrator, in cash or in shares of common stock having a fair market value equal to the amount of such dividend or dividend equivalents and earnings, if applicable. In addition, any right to receive dividends or dividend equivalents with respect to any performance Award shall vest only if and to the extent that the underlying performance Award vests.
Adjustments. The 2019 Plan provides that, in the event of changes in our common stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, Awards, any agreements evidencing Awards, and the maximum number of shares of common stock under the 2019 Plan will be equitably adjusted or substituted as to the number, price or kind of shares or other consideration subject to such Awards, and as to other terms of Awards, including performance goals, as appropriate, to the extent necessary to preserve the economic intent of the Awards. Any such adjustment made to an incentive stock option will be made in accordance with Section 424(h)(3) of the Code, and any adjustments under the 2019 Plan will be made so as not to adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Section 409A of the Code.
Double Trigger Change in Control Treatment. Each Award agreement evidencing an Award of options, stock appreciation rights, Restricted Stock, Restricted Stock Units or performance Awards granted under the 2019 Plan shall provide that, in the event of a Change of Control (as defined below), such Award shall be assumed by an successor and, if a Participant’s employment is terminated by the Company or its successor without Cause (as defined in the 2019 Plan), or the Participant terminates his or her employment for Good Reason (as defined in the 2019 Plan), in either case, within one year following a Change in Control (as defined below), each Award granted to such Participant prior to the Change in Control will fully vest and become exercisable. Notwithstanding the foregoing, in the event of a Change in Control, if any Awards granted pursuant to the 2019 Plan are not assumed by a successor entity, a Participant’s Award will be treated, to the extent permitted under Section 409A of the Code, in accordance with one or more of the following methods as determined by the Administrator in its sole discretion: (a) settle such Awards for an amount of cash or securities equal to their value, (b) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the 2019 Plan, (c) deem any performance conditions satisfied at target, maximum or actual performance through the closing of the Change in Control transaction, or (d) provide that for a period of at least twenty days prior to the Change in Control, any options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving notice, the exercise will be null and void) and that any options or stock appreciation rights not exercised prior to the Change in Control will terminate and be of no further force and effect as of the consummation of the transaction. In addition, in the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Administrator will determine if Awards settled under (a) above are (i) valued at closing taking into account such contingent consideration (with the value determined by the Administrator in its sole discretion) or (ii) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all options and stock appreciation rights are settled for an amount of cash or securities (as determined in the Administrator’s discretion), the Administrator may terminate any option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control without payment of consideration therefor. Further, similar actions to those specified in this paragraph may be taken under the 2019 Plan in the event of a merger or other corporate reorganization that does not constitute a Change in Control under the 2019 Plan.
In general terms, a Change in Control under the 2019 Plan means:
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if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•
if we merge into another entity, consolidate the Company or sell substantially all our assets, unless the holders of equity securities immediately prior to the transaction do not own at least 50% of the combined voting power of the securities after the transaction or event and at least a majority of the Board of the parent or the surviving entity following the consummation of the transaction were members of the Company’s Board at the time the transaction agreement was executed; or

•
if the stockholders of the Company approve a plan of complete dissolution or liquidation of the Company.

For any grants subject to the requirements of Section 409A (discussed below) that will become payable on a Change in Control, the transaction constituting a Change in Control must also constitute a Change in Control event for purposes of Section 409A.
Detrimental Activity. The Administrator may require in an Award agreement that upon exercise, payment or delivery pursuant to an Award, the Participant will be required to certify that the Participant has not engaged in any Detrimental Activity (as defined in the 2019 Plan). Subject to the terms of the applicable Award agreement, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity. If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant will pay us the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by us. Detrimental Activity is defined in the 2019 Plan but generally means (a) any violation of the terms of any written agreement (including an award agreement, employment agreement or other agreement) with us or any of our affiliates relating to covenants with respect to non-disclosure, confidentiality, intellectual property, work product, inventions assignment, privacy, exclusivity, non-competition, non-solicitation or non-disparagement, including a breach of our code of conduct, (b) activity that is discovered to be grounds for termination for cause, (c) the conviction of, or guilty plea entered for, any felony or crime involving moral turpitude, or (d) the commission of any other act of willful malfeasance or material fiduciary breach.
Company Policies and Other Restrictions. All Awards made under the 2019 Plan shall be subject to any applicable share trading, stock ownership or other policies that may be implemented by our Board from time to time. In addition, Award agreements authorized under the 2019 Plan may include restrictions on the exercise of awards, restrictive covenant obligations (including confidentiality, non-competition and non-solicitation covenants), and any clawback, recoupment or other forfeiture provisions, as the Administrator may deem advisable.
No Repricing. Except in connection with a corporate transaction involving the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards of options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, without stockholder approval.
Amendment and Termination. The 2019 Plan shall terminate automatically on the tenth anniversary of its effective date. Prior to such date, our Board at any time, and from time to time, may amend or terminate the 2019 Plan. However, except as provided otherwise in the 2019 Plan, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; however, if the amendment would constitute an impairment of the rights under any Award, we must request the consent of the Participant and the Participant must consent in writing. It is expressly contemplated that our Board may amend the 2019 Plan in any respect our Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the 2019 Plan and/or Awards granted under it into compliance therewith.
Plan Benefits to be Received. Awards under the 2019 Plan are discretionary, so it is currently not possible to predict the number of shares of our common stock that will be granted or who will receive awards under the 2019 Plan after the Annual Meeting. However, for illustrative purposes, the following table sets forth amounts granted to each of our NEOs, executive officers and non-executive directors and all other employees in 2018 under the 2016 ECIP.
	Stock-Based Awards		Cash-Based Awards(1)
Name and Position	Dollar Value ($)	Number of Shares/Units	Dollar Value ($)
Rob Saltiel Chief Executive Officer	$3,255,008	251,158	$273,288
Robert Drummond Former Chief Executive Officer	—	—	—
J. Marshall Dodson Chief Financial Officer	—	—	$178,989
David Brunnert Former Chief Operating Officer	—	—	—
Scott P. Miller Chief Administrative Officer	—	—	$133,557
Katherine I. Hargis General Counsel	—	—	$133,557
Louis Coale Vice President & Controller	$324,800	20,000	$60,170
Executive Group	$3,579,808	271,158	$719,591
Non-Executive Director Group	$665,520	53,691	—
Non-Executive Officer Employee Group	$2,030,430	132,000	$4,051,796

(1)
This amount represents bonuses earned pursuant to the 2018 and paid in February 2019.

Summary of U.S. Federal Income Tax Consequences
The following is a summary of the material federal income tax consequences of receiving Awards under the 2019 Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. An individual may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and does not constitute tax advice.
Nonstatutory Stock Options. An individual receiving nonstatutory stock options should not recognize taxable income at the time of grant. An individual should generally recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the option shares on exercise of the nonstatutory stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) of the Code and discussed below, we will be entitled to deduct from our taxable income the amount that the individual is required to include in ordinary income at the time of such inclusion. Additional special rules apply if an individual exercises a nonstatutory stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.
Incentive Stock Options. An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. If the individual holds the shares acquired upon exercise of an incentive stock option for at least two years after the grant date and for at least one year after the exercise date, upon disposition of the shares by the individual, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), an individual will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. We are not entitled to any deduction on account of the grant of incentive stock options or the individual’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the individual, subject to the limitations set forth in Section 162(m) of the Code and discussed below, in general, we should be entitled to a tax deduction equal to the amount treated as taxable compensation to the individual. Additional special rules apply if an individual exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.
Restricted Stock. A participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated in that Section.
Restricted Stock Units and Cash Awards. A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award or cash Award. Rather, upon the delivery of shares or cash, as applicable, pursuant to a Restricted Stock Unit Award or cash Award, the Participant will have taxable compensation equal to the fair market value of the number of shares or the amount of cash, as applicable, the Participant actually receives with respect to the Award. We will be able to deduct the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but the deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated in that Section.

Stock Appreciation Rights. No income will be realized by a Participant upon grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the stock appreciation right. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated in that Section.
Deduction Limitation. Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain covered employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. We cannot assure you that compensation attributable to Awards granted under the 2019 Plan will be treated as deductible compensation under Section 162(m) of the Code.
Section 409A of the Code. An Award may be subject to a 20% tax, in addition to ordinary income tax, at the time the Award becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.
Section 280G of the Code. Under certain circumstances, the accelerated vesting of options or stock appreciation rights or the accelerated vesting or lapse of restrictions with respect to other Awards in connection with a Change in Control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.
Securities Authorized for Issuance Under Our Equity Compensation Plans
As of December 31, 2018, 20,363,198 shares of the Company’s common stock were issued and outstanding; 73,856 stock options were vested and outstanding; no stock appreciation rights were outstanding; restricted stock and restricted stock unit awards covering a total of 729,207 shares were outstanding; and 379,714 shares remained available for future grants of awards under the 2016 ECIP.
The following table sets forth information as of December 31, 2018 with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants And Rights (a)(2)	Weighted Average Exercise Price of Outstanding Options, Warrants And Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(4)
	(in thousands)		(in thousands)
Equity compensation plans approved by stockholders(1)	803	$34.92	380
Equity compensation plans not approved by stockholders	—	$—	—
Total	803		380

(1)
Represents stock-based awards outstanding under the 2016 Equity and Cash Incentive Plan (the “2016 ECIP”).

(2)
Represents shares that may be issued upon vesting of restricted stock units (“RSUs”).

(3)
RSUs do not have an exercise price; therefore, RSUs are excluded from weighted average exercise price of outstanding awards.

(4)
Represents the number of shares remaining available for grant under the 2016 ECIP as of December 31, 2018. If any common stock underlying an unvested award is cancelled, forfeited or is otherwise terminated without delivery of shares, then such shares will again be available for issuance under the 2016 ECIP.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2018, was completed by Grant Thornton LLP on March 14, 2019.
The Board is submitting the appointment of Grant Thornton LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides for an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
Audit Fees
The following table sets forth the fees for the fiscal period to which the fees relate. The Audit Committee approved all such fees in accordance with the Audit and Non-Audit Services Pre-Approval Policy described below.
	2018	2017(1)
Audit fees	$1,080,000	$1,129,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,080,000	$1,129,000
Audit fees consist of professional services rendered for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the reviews of the quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees, work done by tax professionals in connection with the audit and quarterly reviews and accounting consultations and research work necessary to comply with the standards of the Public Company Accounting Oversight Board. Fees are generally presented in the period to which they relate as opposed to the period in which they were billed. Other services performed include certain advisory services and do not include any fees for financial information systems design and implementation.
Policy for Pre-Approval of Audit and Non-Audit Fees
The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Audit Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.
The Audit Committee has delegated to its chair the authority to pre-approve services, not previously pre-approved by the Audit Committee, that involve aggregate payments (with respect to each such service or group of related services) of  $50,000 or less. The chair will report any such pre-approval to the Audit Committee at its next scheduled meeting.

The policy contains procedures for a determination by the CFO that proposed services are included within the list of services that have received pre-approval of the Audit Committee. Proposed services that require specific approval by the Audit Committee must be submitted jointly by the independent registered public accounting firm and the CFO and must include backup statements and documentation regarding the proposed services and whether the proposed services are consistent with SEC and NYSE rules on auditor independence.
The Company expects that representatives of Grant Thornton LLC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Vote Required
Approval of Proposal THREE requires the affirmative vote of the holders of at least a majority of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Recommendation
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton LLC as the independent registered public accounting firm of the Company for the
fiscal year ending December 31, 2019.

Report of the Audit Committee
The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2018 and has discussed these financial statements with the Company’s management and independent registered public accounting firm.
The Audit Committee has also received from, and discussed with, Grant Thornton LLP, the Company’s independent registered public accounting firm, various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). The Audit Committee has discussed with the independent registered public accounting firm their independence from Key.
As set forth in the Audit Committee charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable laws, rules and regulations. It is furthermore not the responsibility of the Audit Committee to maintain the accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations, or to plan and carry out the audit of the Company’s internal control over financial reporting. These are the responsibilities of management, the internal auditor and the independent registered public accounting firm.
Furthermore, the members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that the Company’s auditors are in fact “independent.”
Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
By the Audit Committee of the Board of Directors
H.H. Tripp Wommack, III, Chair
Steven H. Pruett
Sherman K. Edmiston, III

PROPOSAL FOUR: NON-BINDING ADVISORY VOTE ON
THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2018, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).
As described in detail under the heading “Compensation Discussion and Analysis,” we strive to maintain competitive pay practices within our industry while ensuring that our stockholders receive maximum returns and security for their investment. We accomplish this through linking our executive compensation to several measures of the Company’s short and long-term performance. Further, the vast majority of our Named Executive Officers’ compensation is at-risk.
The Compensation Committee and our Board have determined that the Company’s Named Executive Officer compensation program aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers pay relative to our performance, all of which help us to attract and retain experienced, talented executives to ensure the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).
Vote Required
Approval of Proposal FOUR requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present, in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal. This advisory vote on executive compensation is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.
Recommendation
The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named
Executive Officer compensation for the fiscal year ended
December 31, 2018 as disclosed in this Proxy Statement
pursuant to the compensation disclosure rules
of the Securities and Exchange Commission.

PROPOSAL FIVE: NON-BINDING ADVISORY VOTE ON
THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek a non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Frequency” vote). By voting on this Proposal FIVE, stockholders may indicate, on a non-binding advisory basis, whether the say-on-pay advisory vote should occur every year, every two years or every three years, or abstain on this matter.
Our Board of Directors has determined that an annual non-binding advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal FIVE.
Vote Required
Approval of Proposal FIVE will be determined by the frequency receiving the greatest number of votes. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against each frequency. This advisory vote on the frequency of the Say-on-Pay vote is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value our stockholders’ opinions with respect to the frequency of the Say-on-Pay vote and will take into account the result of this vote when determining the frequency of future Say-on-Pay votes.
Recommendation
The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the frequency of  “1 year” for future votes on a non-binding advisory basis, on the Company’s Named Executive Officer compensation.

Other Matters
Stockholder Proposals; Identification of Director Candidates
Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2020 proxy materials must submit such proposal to the Company at its principal executive offices (Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Attn: General Counsel) no later than November 16, 2019, unless the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from May 1, 2020, in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its 2020 proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.
Any stockholder of the Company who desires to submit a proposal for action at the 2020 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices (Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Attn: General Counsel) between January 2, 2020 and the close of business on February 3, 2020. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.
It is the responsibility of the Nominating and Governance Committee to identify, evaluate, and recommend to the Board of Directors nominees for election by the holders of our Common Stock at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings (Soter, as holder of our Series A Preferred Stock, identifies the individuals whom Soter will nominate and elect to the Board as sole holder of the Series A Preferred Stock). The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oilfield services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.
While the Board of Directors does not have a formal policy on diversity, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oilfield services industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.
In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.
The Nominating and Governance Committee will consider any director nominee recommended by stockholders for election at the Annual Meeting of Stockholders to be held in 2020 if that nomination is submitted in writing between January 2, 2020 and the close of business on February 3, 2020 to Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Attn: General Counsel, provided that Soter, and not the NGC or the holders of our Common Stock, will identify any individuals whom Soter will nominate and elect to the Board as the sole holder of the Series A Preferred Stock. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:
•
the name and address of the nominating stockholder, as they appear on the Company’s books;

•
the nominee’s name and address and other personal information;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•
a completed signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and

•
all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
The Company suggests that any such proposal be sent by certified mail, return receipt requested.
Solicitation of Proxies
Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Alliance Advisors LLC to provide various services relating to the solicitation of proxies, including webhosting, mailing and tabulating votes, for an aggregate fee of approximately $17,000. The Company will bear all costs of solicitation.
Stockholder List
The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if appropriate. Persons with concerns about Key may communicate those concerns in writing addressed to a particular non-employee director or to the non-employee directors as a group. Management will forward all relevant communications to the Board.
Absent unusual circumstances, the Chairman of the Board (if an independent director) or the Lead Director, subject to advice and assistance from the General Counsel, will be primarily responsible for monitoring communications from stockholders and other interested parties and provide copies or summaries of such communications to the other directors as he or she considers appropriate. The Chairman of the Board (if an independent director), the Lead Director, or otherwise the Chairman of the NGC also serves as presiding director at all executive sessions of our non-employee directors.
In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary affairs, personal grievances and matters as to which we receive repetitive or duplicative communications. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Katherine I. Hargis, Senior Vice President, General Counsel and Secretary, Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010.
Stockholder Communications to the Board of Directors
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

Availability of Certain Documents
A copy of our 2018 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The 2018 Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2018 Annual Report on Form 10-K, including the exhibits, the financial statements and any schedules thereto. Please send a written request to our General Counsel at:
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Attention: General Counsel
The charters for the Audit, Compensation, and Nominating and Governance Committees, as well as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and our Financial Code of Ethics are in the “Corporate Governance” section of our corporate website, which is www.keyenergy.com, and are also available in print without charge upon written request to our General Counsel at the address above.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (713) 651-4300.
If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
Directions to Annual Meeting
The 2019 Annual Meeting of Stockholders will be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, TX 77010. The Four Seasons Hotel Houston is located in downtown Houston, Texas.

Annex A
KEY ENERGY SERVICES, INC.
2019 EQUITY AND CASH INCENTIVE PLAN
1.   Purpose; Eligibility.
1.1   General Purpose. The name of this plan is the Key Energy Services, Inc. 2019 Equity and Cash Incentive Plan (this “Plan”). The purpose of this Plan is to enable Key Energy Services, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.
1.2   Prior Plan. This Plan replaces the Company’s 2016 Equity and Cash Incentive Plan (the “2016 Plan”) for Awards granted as of, on or after the Effective Date, including, for the avoidance of doubt any awards granted contingent on shareholder approval of the Plan. Awards may not be granted under the 2016 Plan beginning on the Effective Date, but the Plan will not affect the terms or conditions of any award made under the 2016 Plan or any predecessor plan before the Effective Date.
1.3   Eligible Award Recipients. The persons eligible to receive Awards are Employees, Consultants and Directors of the Company and its Affiliates.
1.4   Available Awards. Awards may be made under the Plan in the form of cash-based or stock-based Awards. Available stock-based Awards include the following: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards, (d) Stock Appreciation Rights and (e) Other Stock-Based Awards.
2.   Definitions.
2.1   “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.
2.2   “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
2.3   “Award” means any right granted under this Plan, including a cash-based award, an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Stock Appreciation Right, or an Other Stock-Based Award.
2.4   “Award Agreement” means an agreement (whether in paper or electronic medium, including email or the posting on a web site maintained by the Company or a third party under contract with the Company) between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of this Plan.
2.5   “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
2.6   “Board” means the Board of Directors of the Company.
2.7   “Cause” means, unless otherwise defined in an Award Agreement, (a) with respect to any Participant who is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of  “cause”, as defined therein and (b) with respect to all other Participants, any of the following: (i) gross negligence in the performance of Participant’s duties, (ii) willful failure to perform Participant’s duties (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) that the Participant fails to remedy to the reasonable satisfaction of the

Company within thirty (30) days after written notice is delivered by the Company to the Participant that sets forth the basis of the Participant’s failure to perform his or her duties, (iii) willful engagement in conduct which is, or can reasonably be expected to be, materially injurious to the Company or its subsidiaries (monetarily or otherwise), or (iv) conviction of, or plea of guilty or no contest to, a misdemeanor involving moral turpitude or any felony. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause for purposes of this Plan.
2.8   “Change in Control” means, unless otherwise defined in an Award Agreement:
(a) except as provided below, the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction or event (a “Business Combination”) involving the Company, unless immediately following such Business Combination: (i) the holders of the Company’s voting securities immediately prior to the Business Combination hold at least 50% of the total voting power of  (y) the entity resulting from such Business Combination (the “Surviving Entity”) or (z) if applicable, the parent company that directly or indirectly has beneficial ownership of at least 95% of the voting power, and (ii) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(b) the consummation of a sale of all or substantially all of the Company’s assets (other than to Platinum Equity Advisors, LLC or any of its controlled affiliates (collectively, “Platinum”)); or
(c) the stockholders of the Company approve a plan of complete dissolution or liquidation of the Company.
Notwithstanding anything to the contrary above, a Business Combination immediately following which Platinum holds at least 50% of the total voting power of the Surviving Entity shall not be deemed a Change of Control. In addition, notwithstanding anything to the contrary, no sale or other transfer of Company securities by Platinum in one or a series of related transactions, and no change in the composition of the Board as a result of any such transaction or series of related transactions, shall be deemed a Change of Control. Furthermore, notwithstanding the foregoing, a “Change of Control” shall not include any Chapter 11 bankruptcy proceeding (a “Bankruptcy Plan”); and provided, further, none of (A) the facts or circumstances giving rise to the commencement of, or occurring in connection with, any case filed for the Company or its debtor affiliates under Chapter 11 of the bankruptcy code, (B) the issuance of shares of common stock of the Company reorganized pursuant to a Bankruptcy Plan, or (C) implementation or consummation of any other transaction pursuant to a Bankruptcy Plan shall constitute a “Change of Control”. Notwithstanding the occurrence of any of the foregoing events described above which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or likely would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a “Change in Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
2.9   “Change in Control Value” means, with respect to a Change in Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change in Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Administrator, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
2.10   “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any guidance and/or regulations promulgated thereunder.
2.11   “Committee” means a committee of one or more members of the Board appointed by the Board to administer this Plan in accordance with Section 3.5.
2.12   “Common Stock” means the common stock, $0.01 par value per share, of the Company.
2.13   “Company” has the meaning set forth in Section 1.1.
2.14   “Consultant” means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.3 hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.15   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. Notwithstanding anything herein to the contrary, if an Optionholder who was granted an Incentive Stock Option exercises such Option on a date that is more than three (3) months after the last date on which the Optionholder was an Employee, such Option shall be treated as a Nonstatutory Stock Option, to the extent required by Section 424 of the Code.
2.16   “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.17   “Detrimental Activity” means: (a) any violation of the terms of any written agreement (including an Award Agreement, employment agreement or other agreement) with the Company or any of its Affiliates relating to covenants with respect to non-disclosure, confidentiality, intellectual property, work product, inventions assignment, privacy, exclusivity, non-competition, non-solicitation or non-disparagement; (b) breach of the Company’s Code of Business Conduct; (c) activity that is discovered to be grounds for or results in termination of the Participant’s employment or consulting engagement for Cause; (d) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company or its Affiliates; or (e) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or any of its Affiliates.
2.18   “Director” means a member of the Board.
2.19   “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.6(b) hereof, the term

Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The Administrator may establish another definition of Disability for purposes of particular Award Agreements, including as required to comply with Section 409A of the Code, if applicable. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.6(b) hereof within the meaning of Section 22(e)(3) of the Code, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
2.20   “Dividend Equivalents” has the meaning set forth in Section 7.2.
2.21   “Effective Date” means May 1, 2019, provided that this Plan is approved by stockholders of the Company on that date.
2.22   “Employee” means any person employed by the Company or an Affiliate as an employee. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
2.23   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.24   “Fair Market Value” means, as of any date, the value of the Common Stock as determined by such methods or procedures as shall be established from time to time by the Administrator. If the Administrator does not establish other methods or procedures, Fair Market Value shall be determined as set forth below. The Fair Market Value on any date on which the Company’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on the New York Stock Exchange shall be the closing price of a share of Common Stock on the New York Stock Exchange on such date. In the event that Fair Market Value is to be determined as of a date on which the New York Stock Exchange is closed, Fair Market Value shall be determined (a) for purposes of establishing the exercise price of Options and SARs or calculating a payment (whether in cash, Common Stock or otherwise) to a Participant, using the closing price of a share of Common Stock on the immediately preceding trading day; and (b) for purposes of calculating income recognized, amount of tax withholdings or for a similar purpose, using the average of the closing price of a share of Common Stock on the immediately preceding trading day and the opening price of a share of Common Stock on the immediately following trading day. If the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported. In the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons. Notwithstanding anything herein to the contrary, for purposes of establishing the exercise price of Options and SARs, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code and the regulations thereunder.
2.25   “Form S-8” has the meaning set forth in Section 5.3.
2.26   “Free Standing Rights” has the meaning set forth in Section 8.1.
2.27   “Good Reason” means, unless otherwise defined in an Award Agreement, (a) with respect to any Participant who is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, as defined therein and (b) with respect to all other Participants, any of the following: (i) a material diminution in the Participant’s base salary (except in conjunction with an across-the-board base salary reduction that affects similarly situated employees of the Company), authority, duties or responsibilities from those in effect immediately prior to the date a Change of Control occurs, (ii) a move of more than fifty (50) miles in the geographic location at which the Participant must perform services from the location at which the Participant was required to perform services immediately prior to the date a Change of Control occurs, or (iii) any other action or inaction by the Company that constitutes a material breach of the Plan or the applicable Award Agreement within one (1) year following a Change of Control. In order for a termination to be considered for Good Reason,

(A) the event giving rise to Good Reason must have occurred without the Participant’s consent, (B) the Participant must provide notice to the Company of the existence of one of the above events within thirty (30) days of the initial existence of such condition, (C) the Company must be provided thirty (30) days from the date of the Participant’s notice to remedy that condition (the “Cure Period”), and (D) the condition must not have been remedied by the Company during the Cure Period.
2.28 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
2.29 “Incumbent Directors” means an individual who is a member of the Board as of the Effective Date or who becomes a member of the Board subsequent to the Effective Date and whose election or nomination for election is approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company proxy statement in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director.
2.30 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
2.31 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
2.32 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.33 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.
2.34 “Option Agreement” means an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company) between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of this Plan and need not be identical.
2.35 “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.
2.36 “Other Stock-Based Awards” has the meaning set forth in Section 9.
2.37 “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Award.
2.38 “Performance Criteria” means the criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Award. The Performance Criteria may be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and may include the following (without limitation):
(a) net earnings or net income (before or after taxes);
(b) basic or diluted earnings per share (before or after taxes);
(c) net revenue or net revenue growth;
(d) gross revenue;
(e) gross profit or gross profit growth;
(f) net operating profit (before or after taxes);
(g) return measures (including return on assets, capital, invested capital, equity or sales);

(h) cash flow (including operating cash flow, free cash flow, and cash flow return on capital);
(i) earnings before or after taxes, interest, depreciation and/or amortization;
(j) gross or operating margins;
(k) productivity ratios;
(l) share price (including growth measures and total stockholders return);
(m) expense targets;
(n) margins;
(o) operating efficiency;
(p) objective measures of customer satisfaction;
(q) working capital targets;
(r) measures of economic value added;
(s) inventory control;
(t) enterprise value;
(u) Key Value Added (“KVA”);
(v) safety performance; and
(w) economic profit.
Any one or more Performance Criteria may be used on an absolute or relative basis.
2.39   “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.
2.40   “Performance Goals” means the one or more goals established by the Administrator for a Performance Award, which may be based upon the Performance Criteria. The Administrator is authorized at any time, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Award in order to prevent the dilution or enlargement of the rights of Participants based on events or circumstances, including the following:
(x) asset write-downs;
(y) litigation or claim judgments or settlements;
(z) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(aa) any reorganization and restructuring programs;
(bb) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;
(cc) acquisitions or divestitures;
(dd) any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(ee) foreign exchange gains and losses;
(ff) a change in the Company’s fiscal year; and
(gg) changes in generally accepted accounting principles (“GAAP”).

2.41   “Performance Period” means the one or more periods of time as the Administrator may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.
2.42   “Plan” has the meaning set forth in Section 1.1.
2.43   “Related Rights” has the meaning set forth in Section 8.1.
2.44   “Restricted Award” means any Award granted pursuant to Section 71.
2.45   “Restricted Period” has the meaning set forth in Section 7.1.
2.46   “Restricted Stock” has the meaning set forth in Section 7.1.
2.47   “Restricted Stock Units” has the meaning set forth in Section 7.1.
2.48   “Retirement” means the voluntary termination of a Participant’s Continuous Service with the Company, including any Affiliates, constituting retirement if such termination occurs on a date on which both (a) the Participant’s age is sixty (60) years or older and (b) the number of years of such Participant’s Continuous Service equals or is greater than five (5) years; or such other age, years of services or combination thereof as may be designated by the Administrator in such Participant’s Award Agreement.
2.49   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
2.50   “SAR exercise price” has the meaning set forth in Section 8.2.
2.51   “Securities Act” means the Securities Act of 1933, as amended.
2.52   “Stock Appreciation Right” means the right pursuant to an award granted under Section 8 to receive an amount equal to the excess, if any, of  (a) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (b) the aggregate SAR exercise price of such right or such portion thereof.
2.53   “Stock for Stock Exchange” has the meaning set forth in Section 6.3.
2.54   “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
2.55   “Treasury Regulations” means the United States Treasury Regulations promulgated pursuant to the Code.
2.56   “Vested Units” has the meaning set forth in Section 7.5.
3.   Administration.
3.1   Administration by Board. This Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.
3.2   Powers of Administrator. The Administrator shall have the power and authority to select and grant to Participants Awards pursuant to the terms of this Plan.
3.3   Specific Powers. In particular, the Administrator shall have the authority: (a) to construe, interpret and administer this Plan, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of this Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan; (d) to the extent permissible under applicable law, including the corporate law of the state in which the Company is incorporated, to delegate its authority to one or more Officers with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under this Plan and, subject to Section 2.16, the applicable Date of Grant; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including the exercise price and medium of payment, vesting provisions, right of repurchase provisions, and any applicable restrictive covenants, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to accelerate or otherwise modify the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make adjustments with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments, in each case, consistent with Section 14; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of this Plan.
3.4   Decisions Final. All decisions made by the Administrator pursuant to the provisions of this Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious. All Awards shall be made conditional upon the Participant’s acknowledgement, by acceptance of the Award in writing, by electronic signature, or by other electronic means, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Awards. Awards under a particular Section of this Plan need not be uniform as among the Participants.
3.5   The Committee. The Board may delegate administration of this Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board.
3.6   Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Administrator in settlement thereof  (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
4.   Shares Subject to this Plan.
4.1   Share Reserve. Subject to adjustment in accordance with Section 14, the total number of shares of Common Stock that shall be available for the grant of Awards under this Plan shall be the sum of the following: (i) 1,500,000 shares of Common Stock, plus (ii) the number of authorized shares of Common Stock remaining available for grant under the 2016 Plan as of the Effective Date and any additional shares that become available for issuance under the 2016 Plan in accordance with this section and Section 4.2. For purposes of the limitation described above, any Common Stock subject to an Award under this Plan, or under an Award under the 2016 Plan that is outstanding as of the Effective Date, which terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock, is settled in cash, or is exchanged with the Administrator’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, shall be available again for grant under this Plan. Stock available for distribution under this Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.
4.2   Share Counting. Notwithstanding anything to the contrary contained herein: (i) shares of Common Stock surrendered or withheld in payment of the exercise price of an Option shall count against the aggregate plan limit described above; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above and (iii) the full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the aggregate plan limit described above, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. All shares reserved for issuance under this Plan under Section 4.1(i) above may be used for Incentive Stock Options. No fractional shares of Common Stock may be issued. For the avoidance of doubt, if shares of Common Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under this Plan. Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.
4.3 Notwithstanding anything herein to the contrary, up to five percent (5%) of the shares of Common Stock initially authorized for issuance under this Plan may be granted as Awards free of the limitations on vesting set forth herein.
4.4   Minimum Vesting Period. (a) Award Agreements for Performance Awards, Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units and Other Stock-Based Awards granted hereunder shall provide that such Awards shall be subject to a one (1) year minimum vesting schedule; provided that, in each case, the Award Agreement may provide that such Award may vest on an accelerated basis in the event of a Participant’s death, Disability, Retirement or involuntary termination without Cause, or in the event of a Change in Control.
5.   Eligibility.
5.1   Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
5.2   Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five (5) years after the Date of Grant.
5.3   Consultants. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (a) that such grant (i) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (ii) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (b) that such grant complies with the securities laws of all other relevant jurisdictions.
5.4   Directors. Subject to Section 5.1, each Director shall be eligible to receive discretionary grants of Awards under this Plan.

5.5   Limitation of Non-Employee Director Awards. In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of the Company’s shareholders, the Plan permits the grant of cash-based and stock-based Awards to Directors. Aggregate cash-based and stock-based Awards to any one Non-Employee Director in respect of any calendar year, solely with respect to his or her service as a Director, may not exceed $500,000 based on the aggregate value of cash-based Awards and the Fair Market Value of stock-based Awards, in each case determined as of the Date of Grant.
6.   Options.
Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If for any reason an Option designated as an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonstatutory Option appropriately granted under this Plan. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option shall address (through incorporation of provisions hereof by reference in the Option or otherwise) the topic of each of the following provisions:
6.1   Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
6.2   Exercise Price.
(hh) Incentive Stock Options.   Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(ii) Nonstatutory Stock Options.   The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.
6.3   Consideration. The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or, (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, as follows: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (iv) in any other form of legal consideration that may be acceptable to the Administrator. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held such period of time as is required to avoid a charge to earnings for financial accounting purposes. Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system), an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.
6.4   Transferability of an Option. An Option (including an Incentive Stock Option or a Nonstatutory Stock Option) shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. For the avoidance of doubt, an Option may not be transferred in a divorce. Notwithstanding the foregoing, the Optionholder may, pursuant to Section 17.12, designate a beneficiary who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
6.5   Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on Performance Goals or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock.
6.6   Termination of Continuous Service.
(jj) Generally.   Unless otherwise provided in an Option Agreement or in an employment or consulting agreement, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability or Retirement or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of  (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the preceding sentence, the Option shall terminate. Unless otherwise provided in an Option Agreement or in an employment or consulting agreement, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death, Disability or Retirement) shall be forfeited and expire at the close of business on the date of such termination. Unless otherwise provided in an Option Agreement or in an employment or consulting agreement, if the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) shall be forfeited and shall expire as of the beginning of business on the date of such termination for Cause.
(kk) Disability and Retirement.   Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability or Retirement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of  (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
(ll) Death.   Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s beneficiary (as determined under Section 17.12), but only within the period ending on the earlier of  (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
6.7   Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the

Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
6.8   No Dividends or Dividend Equivalents. Options granted hereunder shall not be eligible to receive or be credited with dividends or Dividend Equivalents.
7.   Restricted Awards.
7.1   General. A Restricted Award (“Restricted Award”) is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which shall provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”).
7.2   Restricted Stock and Restricted Stock Units.
(mm) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Administrator, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant should fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, within a reasonable period of time following the Date of Grant, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and to receive cash dividends and stock dividends with respect to the Restricted Stock. Unless otherwise set forth in the applicable Award Agreement, any such cash dividends and stock dividends shall be withheld by the Company for the Participant’s account and shall be distributed to the Participant, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on the applicable share of Restricted Stock and, if such share is forfeited, the Participant shall have no right to such dividends. Any right to receive dividends with respect to Restricted Stock shall vest only if and to the extent that the underlying Restricted Stock vests.
(nn) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Administrator, each Restricted Stock Unit (representing one (1) share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant only upon settlement of such Restricted Stock Unit. Any right to receive Dividend Equivalents with respect to Restricted Stock Units shall vest only if and to the extent that the underlying Restricted Stock Unit vests.
7.3 Restrictions.
(oo) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions (including satisfaction of any applicable Performance Goals) as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement;

(C) the shares shall be subject to forfeiture until the expiration of the applicable Restricted Period, and satisfaction of any applicable vesting and/or Performance Goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.
(pp) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the applicable Restricted Period, and satisfaction of any applicable vesting and/or Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(qq) The Administrator shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
7.4   Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Administrator in the applicable Award Agreement.
7.5   Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.3 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at such other payment date as may be specified in the applicable Award Agreement, the Company shall deliver to the Participant, or his or her beneficiary, one (1) share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”). At such time, the Company shall also deliver to the Participant, or his or her beneficiary, the value of any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b) hereof in cash, shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents or part cash and part Common Stock.
7.6   Stock Restrictions. Each certificate representing Restricted Stock awarded under this Plan shall bear a legend in the form the Company deems appropriate.
8.   Stock Appreciation Rights.
8.1   General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 8.2 are satisfied, in tandem with all or part of any Option granted under this Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.
8.2   Grant Requirements. A Stock Appreciation Right may only be granted if the Stock Appreciation Right does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (a) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR exercise price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted; (b) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR exercise price and the Fair Market Value of the Common Stock on the date the

Stock Appreciation Right is exercised; (c) the number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the Date of Grant of the Stock Appreciation Right; and (d) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.
8.3   Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company an amount equal to the product of  (a) the excess of the Fair Market Value, on the date of such exercise, of one (1) share of Common Stock over the SAR exercise price per share specified in the Award Agreement for such Stock Appreciation Right or its related Option, multiplied by (b) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right shall be paid on the date of exercise and may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator. Notwithstanding the foregoing, if, on the last day of the applicable exercise period, the Fair Market Value of the Common Stock exceeds the SAR exercise price and the Participant has not exercised the Stock Appreciation Right or the corresponding Option (if applicable), to the extent vested and exercisable, such Stock Appreciation Right shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
8.4   Exercise Price. The exercise price of a Free Standing Right shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 8.2 are satisfied.
8.5   Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date it was granted.
8.6   Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.
8.7   Transferability of a Stock Appreciation Right. A Stock Appreciation Right (including a Free Standing Right or a Related Right) shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the holder thereof only by such holder. For the avoidance of doubt, a Stock Appreciation Right may not be transferred in a divorce. Notwithstanding the foregoing, the holder may, pursuant to Section 17.12, designate a beneficiary who, in the event of the death of the holder, shall thereafter be entitled to exercise the Stock Appreciation Right.
8.8   No Dividends or Dividend Equivalents. Stock Appreciation Rights granted hereunder shall not be eligible to receive or be credited with dividends or Dividend Equivalents.
9.   Other Stock-Based Awards.
The Committee, in its sole discretion, may grant Awards of shares of Common Stock and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, shares of Common Stock (the “Other Stock-Based Awards”), including without limitation, phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of

Common Stock (or the equivalent cash value of such shares) upon the completion of a specified period of Continuous Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, and all other terms and conditions of such Awards. At the discretion of the Administrator, each Other Stock-Based Award (representing one (1) share of Common Stock) may be credited with cash and stock Dividend Equivalents paid by the Company in respect of one share of Common Stock. Dividend Equivalents credited to a Participant’s account and attributable to any particular Other Stock-Based Award (and earnings thereon, if applicable) shall be distributed, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant only upon settlement of such Other Stock-Based Award. Any right to receive Dividend Equivalents with respect to any Other Stock-Based Award shall vest only if and to the extent that the underlying Other Stock-Based Award vests.
10.   Performance Awards.
10.1   Performance Award. Any Award under the Plan may be subject to satisfaction of one or more Performance Goals as set forth in the applicable Award Agreement. The Administrator shall have full discretion to establish the terms and conditions for any Award subject to satisfaction of any Performance Goal (a “Performance Award”), including discretion to select the type of Award to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company, the length of the Performance Period, and the Performance Formula.
10.2   Award Agreement. The Award Agreement applicable to a Performance Award shall set forth (a) the Performance Goal(s) that will be used to determine the extent to which the Performance Award becomes earned, (b) the applicable Performance Period(s), (c) the applicable Performance Formula(s) and (c) the maximum (either as an absolute value or as a percentage) at which the Performance Award may be earned. With respect to each Performance Goal utilized for a Performance Award, the Administrator may assign percentages or other relative values to various levels of performance which shall be applied to determine the extent to which the Performance Award becomes earned.
10.3   Dividends/Dividend Equivalents. At the discretion of the Administrator, each Performance Award (representing one (1) share of Common Stock) may be credited with cash and stock dividends or Dividend Equivalents paid by the Company in respect of one share of Common Stock. Dividends or Dividend Equivalents credited to a Participant’s account and attributable to any particular Performance Award (and earnings thereon, if applicable) shall be distributed, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividend or Dividend Equivalents and earnings, if applicable, to the Participant only upon settlement of such Performance Award. Any right to receive dividends or Dividend Equivalents with respect to any Performance Award shall vest only if and to the extent that the underlying Performance Award vests.
10.4   Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.
10.5   Determination of Performance. Following the completion of each Performance Period, the Administrator will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Participant and, if they have, will ascertain the extent to which the Performance Award has been earned and become vested. The amount of the Performance Award actually paid to a given Participant may be more (subject to the maximum set forth in the applicable Award Agreement) or less than the amount determined by the applicable Performance Formula(s), at the discretion of the Administrator. The amount of the Performance Award determined by the Administrator for a Performance Period will be paid to the Participant at such time as determined by the Administrator in its sole discretion after the end of such Performance Period.

11.   Covenants of the Company.
11.1   Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
11.2   Securities Law Compliance. Each Award Agreement shall provide (through incorporation of this provision by reference or otherwise) that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act this Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
12.   Use of Proceeds from Stock.
Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.
13.   Miscellaneous.
13.1   Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with this Plan, notwithstanding the provisions in the applicable Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
13.2   Stockholder Rights. Except as provided in this Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued.
13.3   No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause; (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (c) the service of a Director pursuant to the bylaws of the Company or governing documents of any Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
13.4   Transfer, Approved Leave of Absence. For purposes of this Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
13.5   Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if  (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including legends restricting the transfer of the Common Stock.
13.6   Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld to the extent such withholding would result in liability classification of such Award (or any portion thereof) under applicable accounting standards; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.
14.   Adjustments Upon Changes in Stock.
Awards granted under this Plan, any agreements evidencing such Awards, and the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards, and as to other terms of the Awards, including Performance Goals, as appropriate, to the extent necessary to preserve the economic intent of such Award in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the Date of Grant of any such Award. Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Section 409A of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
15.   Effect of Change in Control.
15.1   Each Award Agreement evidencing an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards granted hereunder shall provide that, in the event of a Change in Control, such Awards shall be assumed by any successor entity and if a Participant’s Continuous Service is terminated by the Company or any successor entity thereto without Cause, or the Participant terminates his or her Continuous Service for Good Reason, in either case, on or within one (1) year after a Change in Control, (a) each Award granted to such Participant prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (b) any shares of Common Stock deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Participant’s termination of Continuous Service.
15.2   Notwithstanding the foregoing, in the event of a Change in Control, if Awards hereunder are not assumed by any successor entity, a Participant’s Award will be treated, to the extent determined by the Administrator to be permitted under Section 409A of the Code, in accordance with one or more of the following methods as determined by the Administrator in its sole discretion: (a) settle such Awards for an amount of cash or securities equal to their value, where in the case of Options and Stock Appreciation Rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Administrator; (b) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Administrator in its sole discretion; (c) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Administrator) after closing, or (d) provide that for a period of at least 20 days prior to the Change in Control, any Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Stock Appreciation Rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Administrator will determine if Awards settled under clause (a) above are (i) valued at closing taking into account such contingent consideration (with the value determined by the Administrator in its sole discretion) or (ii) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Administrator) of cash or securities, the Administrator may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 15.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
15.3   The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
16.   Amendment of this Plan and Awards.
16.1   Amendment/Termination of Plan. The Board at any time, and from time to time, may amend or terminate this Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
16.2   Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to this Plan for stockholder approval.
16.3   Contemplated Amendments. It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring this Plan and/or Awards granted under it into compliance therewith.
16.4   No Impairment of Rights. Rights under any Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
16.5   Amendment of Awards. Subject to the restrictions set forth in Section 17.10, the Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

17.   General Provisions.
17.1   Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. This Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in this Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.
17.2   Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.
17.3   Other Provisions. The Award Agreements authorized under this Plan may contain such other provisions not inconsistent with this Plan, including restrictions upon the exercise of the Awards, restrictive covenant obligations (including confidentiality, non-competition and non-solicitation covenants), and any clawback, recoupment or other forfeiture provisions, as the Administrator may deem advisable.
17.4   Cancellation and Rescission of Awards for Detrimental Activity.
(rr) The Administrator may require in any Award Agreement that upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.17.
(ss) Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.17.
(tt) In the event a Participant engages in Detrimental Activity described in Section 2.17 after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one (1) year after the Participant engages in such Detrimental Activity. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company, subject to compliance with Section 409A of the Code, if applicable.
17.5   Clawbacks. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, all Awards are subject to any applicable clawback policy or provision that may be implemented by the Board from time to time or is set forth in any Award Agreement.
17.6   Company Policies. All Awards made under this Plan shall be subject to any applicable share trading, stock ownership or other policies that may be implemented by the Board from time to time.
17.7   Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
17.8   Section 16. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 17.8, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
17.9   Section 409A. This Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. If the Administrator (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that a Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the exercise or distribution of such Award upon a separation from service may not be made before the date which is six months after the date the Participant separates from service with the Company or any of its Affiliates. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “nonqualified deferred compensation” for purposes thereof.
17.10   No Repricing. Except in connection with a corporate transaction involving the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards of Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without stockholder approval.
17.11   Electronic Delivery. The Committee may, in its sole discretion, deliver any documents related to an Award by electronic means. To participate in this Plan, a Participant consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Committee or a third party vendor designated by the Committee.
17.12   Designation of Beneficiary. A Participant shall have the right to appoint any individual or legal entity, in writing, on a form prescribed by and filed with the Administrator, as his beneficiary to receive any Award (to the extent the Award allows for transfer upon death and the Award has not been previously terminated or forfeited) upon the Participant’s death. Such designation may be revoked by the Participant at any time and a new beneficiary may be appointed by the Participant by execution and submission to the Administrator of a revised beneficiary designation form. In order to be effective, a designation of beneficiary must be completed by the Participant and received by the Administrator, or its designee, prior to the date of the Participant’s death. In the absence of a designation, the Participant’s beneficiary shall be the legal representative of the Participant’s estate.
17.13   Incapacity of Holder or Beneficiary. If any person holding an Award or otherwise entitled to make an election or receive a distribution under this Plan is deemed by the Administrator to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for a distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such election or distribution or any part thereof to be made by or to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Administrator, the Company and this Plan therefore.
17.14   Changes in Law. The Board may amend this Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in this Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or rules or regulations of the Internal Revenue Service or any other federal or state governmental agency enacted or promulgated after the adoption of this Plan.

17.15   Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.   Effective Date of Plan.
This Plan shall become effective as of the Effective Date, if approved by the Company’s stockholders on such date. If this Plan is not so approved by the Company’s stockholders, (a) this Plan shall not be effective, and (b) any grants of Awards under this Plan shall immediately expire and be of no force and effect.
19.   Termination or Suspension of this Plan.
This Plan shall terminate automatically on the date one (1) day before the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to this Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate this Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.
20.   Choice of Law.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
21.   Foreign Employees.
Without the amendment of this Plan, the Board may provide for the participation in this Plan by employees who are subject to the laws of foreign countries or jurisdictions, and such participation may be on such terms and conditions different from those specified in this Plan as may be administratively necessary or necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Board or its designee may make such modifications, amendments, procedures, subprograms and the like as may be necessary or advisable to comply with the provisions of laws of other countries or jurisdictions in which Affiliates operate or have employees.
OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

KEY ENERGY SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERSTo be held on May 1, 2019 at 8:00 a.m., Central Daylight Time This Proxy is solicited on behalf of the Board of Directors of Key Energy Services, Inc. (the “Company”).The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints each of Robert J. Saltiel and Katherine I. Hargis (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Wednesday, May 1, 2019, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.You may revoke or change your proxy at any time before it is voted at the annual meeting by (i) giving written notice of revocation to the Secretary of the Company; (ii) submitting another properly completed proxy bearing a later date; (iii) submitting a later dated proxy through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or (iv) voting in person at the annual meeting. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.Please vote, date and sign on reverse side and return promptly in the enclosed pre-paid envelope.CONTINUED AND TO BE SIGNED ON REVERSE SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for the AnnualMeeting of Stockholders to be held May 1, 2019. This Proxy Statement and our2018 Annual Report to Stockholders are available at:http://www.viewproxy.com/keyenergy/2019

Please mark your votes like this x The shares of common stock of Key Energy Services, Inc. (the “Company”) represented by this proxy, when properly executed, will be voted as directed by the undersigned for the proposals herein proposed by the Company. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE FOUR NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4 and “FOR” THE FREQUENCY OF “1 YEAR” IN PROPOSAL 5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the annual meeting or any adjournment thereof.1. To elect the following nominees as directors of the Company, for a term of one (1) year expiring at the annual stockholders’ meeting in 2020: Nominees:FOR AGAINST ABSTAIN01 Robert J. Saltiel o o o02 Sherman K. Edmiston, III o o o03 Steven H. Pruett o o o 04 Scott D. Vogel o o oDO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)2. To approve our 2019 Equity and Cash Incentive Plan. FOR AGAINST ABSTAIN3. To ratify the appointment by the Audit Committee of the Board of Directorsof Grant Thornton LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31,2019. FOR AGAINST ABSTAIN 4. To approve, on an advisory basis, the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN 5. To approve, on a non-binding advisory basis, the frequency of the Named Executive officer compensation advisory vote. 1 YEAR 2 YEARS 3 YEARS ABSTAIN I plan to attend the Annual Meeting Date Signature For address changes and/or comments, please write them below Signature (Joint Owners) Please sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/KEG Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAILVote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.